UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20459

AMENDMENT NO. 3 TO

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☑	Preliminary Information Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BF ENTERPRISES, INC.

(Name of Registrant as Specified in its Charter)

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PRELIMINARY COPY — SUBJECT TO COMPLETION
BF ENTERPRISES, INC.
100 BUSH STREET, SUITE 1250
SAN FRANCISCO, CALIFORNIA 94104
(415) 989-6580
      This Information Statement is being furnished to you, as a holder of common stock, par value $0.10 (“Common Stock”), of BF Enterprises, Inc., a Delaware corporation (the “Company” or “we”), on July 21, 2005, to inform you of (i) the approval on July 21, 2005 of resolutions by our Board of Directors (the “Board”) proposing amendments to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our Common Stock followed immediately by a forward stock split of our Common Stock (the “Reverse/ Forward Stock Split”) and (ii) our receipt of written consents dated July 21, 2005, approving such amendments by stockholders holding 54.0% of the voting power of all of our stockholders entitled to vote on the matter as of July 21, 2005 (the “Record Date”). The resolutions adopted by the Board and the written consents of the stockholders give us the authority to file Certificates of Amendment to the Certificate of Incorporation (the “Certificates of Amendment”). The Certificates of Amendment shall be filed with the Secretary of State of the State of Delaware on or after the expiration of 20 calendar days following the date this Information Statement is first mailed to our stockholders and will become effective immediately thereafter (the “Effective Date”). As a result of the Reverse/ Forward Stock Split, as described in more detail below, stockholders owning fewer than 3,000 shares of our Common Stock will be cashed out at a price of $8.95 per share, and the holdings of all other stockholders will remain unchanged.
      Although the Reverse/ Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/ Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/ Forward Stock Split is in the best interests of the Company. If on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/ Forward Stock Split exceeds $3,000,000, excluding transaction costs and fees, the Board reserves the right not to effect the Reverse/ Forward Stock Split. This could occur because stockholders may purchase or sell shares of our Common Stock after the date of the mailing of this Information Statement, and the possible number of stockholders who would receive cash payments in connection with the Reverse/ Forward Stock Split and the number of shares which we would purchase from such stockholders may fluctuate between the date of the mailing of this Information Statement and the date immediately preceding the Effective Date. Because of these fluctuations, the possible amount of cash required to pay for the Reverse/ Forward Stock Split may exceed $3,000,000, excluding transaction costs and fees, and the Board may choose not to consummate the Reverse/Forward Stock Split.
      The intended effect of the Reverse/ Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided that the Reverse/ Forward Stock Split has the intended effect, we will file to deregister our Common Stock and to terminate the Nasdaq National Market System listing of our Common Stock. We will in such case no longer be required to file periodic reports with the Securities and Exchange Commission (the “Commission”).
      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
      This Information Statement is dated July [     ], 2005 and is first being mailed to our stockholders on or about July [     ], 2005.
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      All necessary corporate approvals in connection with the Reverse/ Forward Stock Split have been obtained. This Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Exchange Act, the rules promulgated thereunder and the provisions of the Delaware General Corporation Law, solely for the purpose of informing stockholders of the Reverse/ Forward Stock Split before it takes effect.
      This Information Statement shall serve as notice to our stockholders who did not consent to action of our stockholders taken without a meeting, pursuant to Section 228(e) of the Delaware General Corporation Law.
      The Reverse/ Forward Stock Split is comprised of a reverse stock split (the “Reverse Split”) pursuant to which each 3,000 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the “Forward Split”), pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 3,000 shares of Common Stock. Interests in fractional shares owned by stockholders owning fewer than 3,000 shares of Common Stock, whose shares of Common Stock would be converted into less than one share in the Reverse Split, will instead be converted into the right to receive a cash payment of $8.95 per share owned by such stockholders prior to the Reverse Split. However, if a registered stockholder holds 3,000 or more shares of Common Stock in his or her account immediately prior to the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/ Forward Stock Split.
      On March 31, 2005, the Company announced that the Board had approved a Reverse Split ratio of 1 for 4,000 and a Forward Split ratio of 4,000 for 1. The determination of the 1-for-4000 Reverse Split ratio was based, in part, on the Company’s determination of the amount that it was prepared to spend on cashing out fractional shares arising from the Reverse Split. The Company reserved the right not to proceed with the Reverse/ Forward Stock Split in the event that it determined that the amount of cash required to cash out fractional shares would exceed $3,000,000, or if the Company otherwise determined that abandoning the Reverse Stock Split would be in the best interests of the Company. Since the announcement, a number of stockholders have taken action to reduce their holdings to under 4,000 shares and, as of July 5, 2005, the amount required to cash out our fractional shares in a 1-for-4,000 reverse stock split had risen to approximately $4,500,000. For this reason, the Company has reluctantly changed the Reverse Split ratio to 1-for-3,000, with a concomitant change in the Forward Split ratio. The Company reserves the right to abandon the Reverse/ Forward Stock Split in the event that the Company determines that the amount of cash required to cash out fractional shares would exceed $3,000,000 or if the Company otherwise determines that abandoning the Reverse Stock Split would be in the best interests of the Company.
      If stockholders take actions to reduce their holdings to under 3,000 shares (as they did with the 4,000 share threshold), the Company may be forced to make further changes to the ratio or to abandon the Reverse/ Forward Stock Split entirely.
      We intend for the Reverse/ Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/ Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 3,000 shares of Common Stock in street name who wants to receive cash in the Reverse/ Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/ Forward Stock Split. A stockholder holding fewer than 3,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account in a timely manner may not have his, her or its shares cashed out in connection with the Reverse/ Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 3,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to Registrar and Transfer Company, our exchange agent (the “Exchange Agent”).

      As soon as practicable after the Effective Date, we will send all stockholders with stock certificates representing rights to receive cash payments a letter of transmittal to be used to transmit Common Stock certificates to the Exchange Agent . Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder entitled to receive payment will receive a check for such stockholder’s stock. In the event we are unable to locate certain stockholders or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/ Forward Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws.
SUMMARY OF TERMS OF REVERSE/ FORWARD STOCK SPLIT
      The following is a summary of the material terms of the proposed Certificates of Amendment, the Reverse/ Forward Stock Split and the other transactions contemplated in connection with the Reverse/ Forward Stock Split.
      This Information Statement contains a more detailed description of the terms of the proposed Certificates of Amendment and the Reverse/ Forward Stock Split. We encourage you to read the entire Information Statement and each of the documents that we have attached as an Annex to this Information Statement carefully.

•	The Board has authorized a 1-for-3,000 Reverse Split of our Common Stock, followed immediately by a 3,000-for-1 Forward Split of our Common Stock. See also the information under the captions “Structure of the Reverse/ Forward Stock Split,” “Special Factors — Reasons for and Purposes of the Reverse/ Forward Stock Split” and “Recommendation of the Board; Fairness of Reverse/ Forward Stock Split” in this Information Statement.

•	The Board has determined that the Reverse/ Forward Stock Split is fair to and in the best interest of all of our unaffiliated stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse/ Forward Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/ Forward Stock Split. See also the information under the caption “Recommendation of the Board; Fairness of the Reverse/ Forward Stock Split” in this Information Statement.

•	The members of the Board and certain executive officers have voted, or caused to be voted, all shares which they directly or indirectly control in favor of the Reverse/ Forward Stock Split. Brian P. Burns, a director and our Chief Executive Officer, controls 1,684,550 shares of Common Stock, representing approximately 47.6% of the outstanding shares of Common Stock. The shares controlled by Mr. Burns include 678,200 shares of Common Stock held by Frederick P. Furth, representing approximately 19.2% of the outstanding shares of Common Stock, with respect to which Mr. Burns holds an irrevocable proxy. The shares of issued and outstanding Common Stock held by our directors, certain executive officers and Mr. Furth (including, with respect to Mr. Furth, only shares controlled by Mr. Burns) represent approximately 54.0% of our voting power. See also the information under the caption “Description of the Reverse/ Forward Stock Split — Vote Required” in this Information Statement.

•	When the Reverse/ Forward Stock Split becomes effective, if you hold at least 3,000 shares of Common Stock, the number of shares of Common Stock that you hold will not change, and you will not receive any cash payments. You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

•	When the Reverse/Forward Stock Split becomes effective, if you hold fewer than 3,000 shares of Common Stock, you will receive a cash payment of $8.95 per pre-split share. As soon as practicable after the Effective Date, you will be notified and asked to surrender your stock certificates to the Exchange Agent. Upon receipt of your stock certificates by the Exchange Agent, you will receive your cash payment. See also the information under the caption “Description of the Reverse/ Forward Stock Split — Exchange of Certificates for Cash Payment or Shares” in this Information Statement.

•	The Reverse/ Forward Stock Split will not affect the outstanding stock options, whether exercisable or unexercisable, granted under our option plans and holders of options will, following the Reverse/Forward Stock Split, continue to hold options for the same number of shares of Common Stock at the same exercise price and other option terms. See also the information under the caption “Special Factors — Effect of the Reverse/ Forward Stock Split on Option Holders” in this Information Statement.

•	The Reverse/ Forward Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a public company. See also the information under the captions “Special Factors — Effects of the Reverse/ Forward Stock Split, “Special Factors — Financial Effect of the Reverse/ Forward Stock Split” and “Conduct of the Company’s Business After the Reverse/ Forward Stock Split” in this Information Statement.

•	When the Reverse/ Forward Stock Split becomes effective, we will be eligible to cease filing periodic reports with the Commission and we intend to cease public registration and terminate the Nasdaq National Market System listing of our Common Stock. See also the information under the captions “Special Factors — Reasons for and Purposes of the Reverse/ Forward Stock Split” and “Recommendation of the Board; Fairness of Reverse/ Forward Stock Split” in this Information Statement.

•	Our Board retained the services of Sutter Securities Incorporated (“Sutter Securities”) to advise the Board as to the fair value of our pre-split shares and to render an opinion as to the fairness of the Reverse/ Forward Stock Split, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. See also the information under the caption “Fairness of the Reverse/ Forward Stock Split to Stockholders — Fairness Opinion” in this Information Statement.

•	The full text of the written opinion of Sutter Securities, which sets forth assumptions made, procedures followed, matters considered and the qualifications and limitations on the scope of the review undertaken in connection with the opinion, is attached to this Information Statement as Annex B. For a detailed description of Sutter Securities’ opinion, see the information under the caption “Fairness of the Reverse/ Forward Stock Split to Stockholders — Opinion of Sutter Securities” in this Information Statement. Stockholders are urged to, and should, read the opinion carefully and in its entirety.

•	For those stockholders who receive a cash payment in the Reverse/ Forward Stock Split and cease to hold, either directly or indirectly, shares of post-split Common Stock, you will need to recognize a gain or loss for federal income tax purposes for the difference between the amount of cash received and the aggregate tax basis in your shares of Common Stock. For those stockholders that retain Common Stock incident to the Reverse/ Forward Stock Split, you will not recognize any gain or loss for federal income tax purposes. See also the information under the caption “Special Factors — Federal Income Tax Consequences of the Reverse/ Forward Stock Split” in this Information Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/ Forward Stock Split in light of your own particular circumstances.

•	You are not entitled to appraisal rights under either our governance documents or the Delaware General Corporation Law. See also the information under the caption “Description of the Reverse/ Forward Stock Split — Appraisal Rights” in this Information Statement.

•	We have the financial resources to complete the Reverse/ Forward Stock Split. However, if on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/ Forward Stock Split exceeds $3,000,000, excluding transaction costs and fees, the Board reserves the right not to effect the Reverse/ Forward Stock Split. See also the information under the caption “Financing of the Reverse/ Forward Stock Split” in this Information Statement.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/ FORWARD STOCK SPLIT
      The following questions and answers briefly address some commonly asked questions about the Reverse/ Forward Stock Split that are not addressed in the “Summary of Terms of Reverse/ Forward Stock Split.” They may not include all the information that is important to you. We urge you to read carefully this entire Information Statement, including our financial statements and the Annexes hereto.

Q:	What are some of the advantages of the Reverse/ Forward Stock Split?

A:	Our Board believes that the Reverse/ Forward Stock Split will have, among others, the following advantages:

•	we will terminate the registration of our Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of our being a public company, with tangible cost savings of an estimated $393,000 before taxes annually;

•	we will be able to reduce the expense associated with maintaining stockholder accounts for numerous stockholders with small accounts;

•	we will be able to achieve the overhead reduction associated with the Reverse/ Forward Stock Split without negatively affecting our business operations; and

•	we will be able to provide complete liquidity for the relatively large number of unaffiliated stockholders holding fewer than 3,000 shares where liquidity has been extremely limited in the public market, and will be able to do so through a transaction in which such unaffiliated stockholders generally will be eligible to receive capital gains tax treatment for their proceeds and avoid paying brokerage commissions and fees.

See also information under the caption “Special Factors — Reasons for and Purposes of the Reverse/ Forward Stock Split” in this Information Statement.

Q:	What are some of the disadvantages of the Reverse/ Forward Stock Split?

A:	Our Board believes that the Reverse/ Forward Stock Split will have, among others, the following disadvantages:

•	stockholders owning fewer than 3,000 shares of our Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be stockholders of our Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

•	the public market for shares of our Common Stock, which has been extremely limited to date, will cease to exist;

•	stockholders holding our Common Stock following the Reverse/ Forward Stock Split will no longer have readily available to them all of the legally mandated information regarding our operations and results that is currently available in our filings with the Commission;

•	the elimination of the trading market for our Common Stock may result in us having less flexibility in attracting and retaining executives and employees since equity-based incentives (such as stock options) tend to be less valuable in a private company;

•	we will be less likely to be able to use our shares to acquire other companies;

•	it will be more difficult for us to access the public equity markets; and

•	we will incur significant costs in connection with the Reverse/ Forward Stock Split shortly before the expiration of the lease of our largest asset, our property in Tempe, Arizona, which event may have a material impact on our cash flow and cash reserves (particularly if we experience further delays in re-leasing the property or if future tenants require costly tenant improvements to the property).

See also information under the captions “Special Factors — Effects of the Reverse/ Forward Stock Split,” “Special Factors — Financial Effect of the Reverse/ Forward Stock Split” and “Recommendation of the Board; Fairness of the Reverse/ Forward Stock Split” in this Information Statement.

Q:	We became a public reporting company in June 1987. What are some of the reasons for going private now?

A:	Our Board believes that any material benefit from our public company status is outweighed by the cost. In addition to the related direct financial burden from being a public company, the thin trading market in our Common Stock has not provided adequate liquidity to our stockholders or permitted us to use our stock as currency for acquisitions or other transactions, nor has it provided a meaningful incentive for our key employees.

See also information under the caption “Special Factors — Reasons for and Purposes of the Reverse/ Forward Stock Split” in this Information Statement.

Q:	What are some of the factors that the Board considered in approving the Reverse/ Forward Stock Split?

A:	The Board considered several factors in approving the Reverse/ Forward Stock Split. Importantly, the Board considered the relative advantages and disadvantages discussed above and under the captions “Special Factors — Reasons for and Purposes of the Reverse/ Forward Stock Split,” “Special Factors — Strategic Alternatives Considered,” Special Factors — Background of the Reverse/ Forward Stock Split” and “Special Factors — Effects of the Reverse/ Forward Stock Split” in this Information Statement. The Board also considered numerous other factors, including:

•	the financial presentations and analyses of management and Sutter Securities regarding the Reverse/ Forward Stock Split, including Sutter Securities’ valuation of the Company and determination of the price of $8.95 per pre-split share;

•	the Board’s discussions and conclusions about the fairness of the price of $8.95 per pre-split share to be paid following the Reverse/ Forward Stock Split to our stockholders owning fewer than 3,000 shares;

•	the opinion of Sutter Securities to the effect that, as of July 21, 2005 (the date of the opinion), the price of $8.95 per pre-split share is fair, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company;

•	the projected tangible and intangible cost savings to us by terminating our status as a public company; and

•	that attempts by our stockholders to achieve liquidity in the public trading market have been frustrated due to the low average daily trading volume on the Nasdaq National Market System of our Common Stock — only a small number of shares could be sold on the Nasdaq National Market System without risking a significant decrease in the trading price.

See also information under the captions “Fairness of the Reverse/ Forward Stock Split — Opinion of Sutter Securities” and “Recommendation of the Board; Fairness of the Reverse/ Forward Stock Split” in this Information Statement.

Q:	What are the interests of directors and executive officers in the Reverse/ Forward Stock Split?

A:	As a result of the Reverse/ Forward Stock Split, we believe that our directors and executive officers, collectively, will increase their beneficial ownership of our Common Stock from approximately 54.3% to 60.5%.

See also information under the captions “Special Factors — Effects of the Reverse/ Forward Stock Split” and “Special Factors — Potential Disadvantages of the Reverse/ Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders” in this Information Statement.

Q:	What is the total cost of the Reverse/ Forward Stock Split to the Company?

A:	We estimate that we will pay up to approximately $2.725 million to cash out fractional shares. In addition, we anticipate incurring approximately $600,000 in insurance, advisory, legal, financial, accounting and other fees and costs in connection with the Reverse/ Forward Stock Split. However, if on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/ Forward Stock Split exceeds $3,000,000, excluding transaction costs and fees, the Board reserves the right not to effect the Reverse/ Forward Stock Split.

See also information under the captions “Special Factors — Effects of the Reverse/ Forward Stock Split,” “Special Factors — Financial Effect of the Reverse/ Forward Stock Split” and “Costs of the Reverse/ Forward Stock Split” in this Information Statement.

Q:	At what prices has our stock traded recently?

A:	Our Common Stock trades on the Nasdaq National Market System tier of The Nasdaq Stock Market under the symbol “BFEN.” The following is a schedule of the average daily trading volume of our Common Stock during 2003, 2004 and the period from January 1, 2005 through July 15, 2005.

Average Daily
Trading Volume

2005
3rd Quarter (through July 15, 2005)	1,253
2nd Quarter	8,335
1st Quarter	828
2004
1st Quarter	338
2nd Quarter	246
3rd Quarter	741
4th Quarter	510
2003
1st Quarter	516
2nd Quarter	447
3rd Quarter	1,737
4th Quarter	433
      The following is a schedule of the reported high and low closing bid quotations per share for our Common Stock during 2003, 2004 and the period from January 1, 2005 through July 15, 2005, all of which quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions:
Bid Quotations (rounded to nearest cent)

2005	High	Low

3rd Quarter (through July 15, 2005)	$8.31	$8.19
2nd Quarter	$8.92	$8.16
1st Quarter	$8.60	$7.50

2004	High	Low

1st Quarter	$8.95	$7.81
2nd Quarter	8.81	7.75
3rd Quarter	8.03	7.00
4th Quarter	8.00	7.02

2003	High	Low

1st Quarter	$8.75	$8.18
2nd Quarter	9.00	8.01
3rd Quarter	9.20	8.00
4th Quarter	9.01	7.75
      The source of the foregoing quotations was the National Quotation Bureau, Inc.
      Since inception, we have not paid any cash dividends to our stockholders. Any future declaration and payment of cash dividends will be subject to the discretion of the Board, and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes in tax legislation and other factors deemed relevant by our Board.
      On March 30, 2005, the last trading day prior to the initial announcement of the Reverse/ Forward Stock Split, our Common Stock’s closing price per share was $7.595. On                     , the last practicable trading day prior to the date of this Information Statement, our Common Stock’s closing price was                     .
      See also information under the caption “Financial Statements — Selected Historical Financial Data” in this Information Statement.
STRUCTURE OF THE REVERSE/ FORWARD STOCK SPLIT
      The Reverse/ Forward Stock Split includes both a reverse stock split and a forward stock split of our Common Stock. The Reverse Split is expected to occur following the close of trading on the Effective Date and the Forward Split is expected to occur one minute later. Although the Reverse/ Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/ Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/ Forward Stock Split is in the best interests of the Company. In particular, if on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/ Forward Stock Split exceeds $3,000,000, excluding transaction costs and fees, the Board reserves the right not to effect the Reverse/ Forward Stock Split.
      Upon consummation of the Reverse Split, each registered stockholder on the Effective Date will receive one share of Common Stock for each 3,000 shares of Common Stock held in his, her or its account immediately prior to the effective time of the Reverse Split. If a registered stockholder holds more than 3,000 shares of Common Stock in his, her or its account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/ Forward Stock Split. Such holders will not need to exchange or return any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. Any registered stockholder who holds fewer than 3,000 shares of Common Stock in his, her or its account immediately prior to the effective time of the Reverse Split will receive a cash payment of $8.95 per pre-split share instead of fractional shares. In connection with the Forward Split, all registered stockholders holding at least 3,000 shares prior to the Reverse Split will receive 3,000 shares of Common Stock for every one share of Common Stock they held following the Reverse Split.
      On March 31, 2005, the Company announced that the Board had approved a Reverse Split ratio of 1 for 4,000 and a Forward Split ratio of 4,000 for 1. The determination of the 1-for-4000 Reverse Split ratio was based, in part, on the Company’s determination of the amount that it was prepared to spend on cashing out fractional shares arising from the Reverse Split. The Company reserved the right not to proceed with the Reverse/ Forward Stock Split in the event that it determined that the amount of cash required to cash out fractional shares would exceed $3,000,000, or if the Company otherwise determined that abandoning the Reverse Stock Split would be in the best interests of the Company. Since the announcement, a number of stockholders have taken action to reduce their holdings to under 4,000 shares and, as of July 5, 2005, the amount required to cash out our fractional shares in a 1-for-4,000 reverse stock split had risen to approximately $4,500,000. For this reason, the Company has reluctantly changed the Reverse Split ratio to

1-for-3,000, with a concomitant change in the Forward Split ratio. The Company reserves the right to abandon the Reverse/ Forward Stock Split in the event that the Company determines that the amount of cash required to cash out fractional shares would exceed $3,000,000 or if the Company otherwise determines that abandoning the Reverse Stock Split would be in the best interests of the Company.
      If stockholders take actions to reduce their holdings to under 3,000 shares (as they did with the 4,000 share threshold), the Company may be forced to make further changes to the ratio or to abandon the Reverse/ Forward Stock Split entirely.
      We intend for the Reverse/ Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/ Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 3,000 shares of Common Stock in street name who wants to receive cash in the Reverse/ Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/ Forward Stock Split. A stockholder holding fewer than 3,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account in a timely manner may not have his, her or its shares cashed out in connection with the Reverse/ Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 3,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent.
      In general, the Reverse/ Forward Stock Split can be illustrated by the following examples:

Hypothetical Scenario	Result

Mr. Francisco is a registered stockholder who holds 2,000 shares of Common Stock in his account prior to the Reverse/Forward Stock Split.	Instead of receiving a fractional share of Common Stock immediately after the Effective Date of the Reverse/ Forward Stock Split, Mr. Francisco’s shares will be converted into the right to receive cash in the amount of $17,900 ($8.95 x 2,000 shares).
Note: If Mr. Francisco wants to continue his investment in us, he can, prior to the Effective Date, buy at least 1,000 more shares, and hold them in his account. Mr. Francisco would have to act sufficiently in advance of the Reverse/ Forward Stock Split so that the purchase is completed and the additional shares are credited in his account by the close of business (eastern daylight time) on the Effective Date.
Ms. Tampa is a registered stockholder who holds 3,500 shares of Common Stock in her account prior to the Reverse/Forward Stock Split.	After the Effective Date of the Reverse/ Forward Stock Split, Ms. Tampa will continue to hold all 3,500 shares of Common Stock.

Hypothetical Scenario	Result

Mr. Tempe holds 2,000 shares of Common Stock in a brokerage account as of the Effective Date.	The Company intends for the Reverse/ Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/ Forward Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding Common Stock in street name should contact their nominees. A stockholder holding fewer than 3,000 shares of Common Stock in street name who wants to receive cash in the Reverse/ Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/ Forward Stock Split. A stockholder holding fewer than 3,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account in a timely manner may not have his, her or its shares cashed out in connection with the Reverse/ Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 3,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent.

FORWARD-LOOKING STATEMENTS
      This Information Statement contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date of this Information Statement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. For these reasons, you should not place undo reliance on any forward-looking statements included in this Information Statement.
SPECIAL FACTORS
Reasons for and Purposes of the Reverse/ Forward Stock Split
      The primary purpose of the Reverse/ Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300, so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. The Reverse/ Forward Stock Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act and to decrease the administrative expense we incur in servicing a large number of record stockholders who own relatively small numbers of our shares.
      As discussed further in this Information Statement under the caption “Special Factors — Background of the Reverse/Forward Stock Split,” the Board initiated its review of the Reverse/Forward Stock Split as a strategic alternative to maximize stockholder value at a regularly scheduled meeting on July 9, 2004. At that meeting, in connection with its regular review of strategic issues confronting the Company, the Board expressed concern about the potential financial impact of the expiration of the lease of the Company’s property in Tempe, Arizona to J.P. Morgan Chase Bank Inc. (formerly known as “Bank One”) (“Morgan Bank”). On September 25, 2003, representatives of Morgan Bank had verbally notified the Company that Morgan Bank did not intend to renew the lease of the Tempe property. After the Morgan Bank announcement, the Company immediately began marketing the Tempe property to new tenants. However, as of the date of its meeting on July 9, 2004, after nearly ten months of unsuccessful attempts to find new tenants, the Board was concerned that the Morgan Bank lease would terminate before the Company would be able to locate a replacement tenant or tenants. (Subsequently on November 5, 2004, Morgan Bank signed a six-month lease extension for the building, which terminates on August 31, 2005.) The Board believes that the loss of the Morgan Bank lease revenue, which represented approximately 45% and 82% of the Company’s operating revenues for the year ended December 31, 2004 and the quarter ended March 31, 2005, respectively, would adversely impact the Company’s cash flows and cash reserves. Additionally, the Board notes the significant operating costs related to the Tempe building which the Company would continue to incur and the potential need to make substantial tenant improvements to the Tempe building to obtain new tenants. Against the background of the potential termination of a substantial portion of its operating revenues, the Board undertook to examine strategic alternatives for the Company. The Board noted that previous consideration of a business combination with another company had not led to any potential transaction that the Board determined to be in the best interests of the stockholders. The Board also noted that without the lease revenues from our Tempe building, the general administrative expenses associated with our reporting and filing requirements as a public company could result in operating losses that would erode the net asset value of the Company. The Board therefore decided to consider whether it should remain a publicly held company.
      The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost. We have been unable to provide increased value to our stockholders as a public company, and particularly as a result of the increased cost and tangible and intangible burdens associated with being a public company following the passage of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we do not believe that continuing our public company status is in the best interest of the Company or our stockholders.

      The Board believes that the significant tangible and intangible costs of our being a public company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe that we are in a position to use our status as a public company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital. In addition, our Common Stock’s small public float and limited trading volume have limited our ability to use our Common Stock as acquisition currency or to attract and retain employees.
      Our Common Stock’s limited public float and thin trading volume have also impaired our stockholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding publicly traded stock. Since we went public in June 1987, our market capitalization has been less than $40 million, which has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community. In addition, our directors and executive officers historically have owned a substantial percentage of our outstanding stock. As of the Record Date, our directors and executive officers owned a total of 1,186,462 shares, or 34.1% of the outstanding shares. For information with respect to the shares beneficially owned by our directors and executive officers, see the information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement. Our directors and executive officers generally have not sold their shares, which has further limited our public float and trading volume. During the 12 months prior to the public announcement of the Reverse/ Forward Stock Split, our stock traded infrequently, with reported trades occurring on only 64 days, and with an average daily trading volume of 458 shares for such 12-month period. Because the Common Stock has been thinly traded, entering into a large purchase or sale, to the extent possible, would risk a significant impact on the market price of our Common Stock. The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.
      Our status as a public company has not only failed to benefit our stockholders materially, but also, in the Board’s view, places an unnecessary financial burden on us. That burden has only risen in recent years, since the enactment of the Sarbanes-Oxley Act. As a public company, we incur direct costs associated with compliance with the Commission’s filing and reporting requirements imposed on public companies. To comply with the public company requirements, we incur an estimated $393,000 annually before taxes in related expenses as follows:
ESTIMATED FUTURE ANNUAL SAVINGS TO BE REALIZED
IF THE COMPANY GOES PRIVATE

Audit Fees	$92,000
Internal Control Compliance	50,000
Stockholder Expenses	48,000
Legal Fees	42,000
Director and Officer Insurance	55,000
NASDAQ Stock Market, Inc. Listing Fee	25,000
Directors’ Travel Expenses	6,000
Administrative Assistant	75,000
Total	$393,000
      The estimates set forth above are only estimates. The actual savings that we may realize may be higher or lower than the estimates set forth above. In light of our current size, opportunities and resources, the Board does not believe that such costs are justified. Therefore, the Board believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial and additional accounting burdens associated with being a public company.
      The substantial costs and burdens imposed on us as a result of being public are likely to increase significantly as a result of the passage of the Sarbanes-Oxley Act and the implementation of the regulatory reforms adopted by the Commission and the Nasdaq National Market System. The overall executive time expended on the preparation and review of our public filings will likely continue to increase substantially in order for our Chief Executive Officer and Chief Financial Officer to certify the financial statements in each of our public filings as required under the Sarbanes-Oxley Act. Since we have relatively few executive personnel, these indirect costs can be significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/ Forward Stock Split is effected and we cease filing periodic reports with the Commission, the time currently devoted by management to our public company reporting obligations could be devoted to other purposes, such as operational projects to promote further our business and the interests of our stockholders. Additionally, the passage of the Sarbanes-Oxley Act may make it difficult for us to attract and retain independent directors without increasing director compensation and obtaining additional directors and officers’ liability insurance.
      See also information under the caption “Special Factors — Strategic Alternatives Considered” in this Information Statement for an additional description of the reasons why our Board approved the Reverse/ Forward Stock Split instead of another alternative transaction structure.
      The Reverse/ Forward Stock Split will terminate the equity interests in the Company of approximately 360 record holders of Common Stock; as of July 5, 2005, each of these record holders held fewer than 3,000 shares of Common Stock. We intend for the Reverse/ Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as record holders. Nominees will be instructed to effect the Reverse/ Forward Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.
      The Reverse/ Forward Stock Split is expected to relieve us of the administrative burden, cost and other disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws and the listing requirements of the Nasdaq National Market System by deregistering and delisting our Common Stock. Additionally, the Reverse/ Forward Stock Split will provide small stockholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions, particularly in light of the limited liquidity available to holders of our Common Stock in the open market.
      Based on information available to us, we presently have an aggregate of approximately 870 record holders and beneficial holders of our Common Stock (collectively, “holders”), of which approximately 760 holders each own 3,000 shares or less. In the aggregate, the shares held by these small holders comprise less than 9% of our outstanding shares of Common Stock. The administrative burden and cost to us of maintaining records in respect of these numerous small accounts and the associated cost of preparing, printing and mailing information to them is, in the Board’s view, excessive given our limited size and the nature of our operations. These expenditures result in no material benefit to us. The Reverse/ Forward Stock Split will enable us to eliminate much of these costs.
      When the Reverse/ Forward Stock Split is consummated, stockholders owning fewer than 3,000 shares of Common Stock will no longer have any equity interest in the Company and will not participate in our future earnings or any increases in the value of our assets or operations. Thus, only our employees, executive officers, directors and continuing stockholders will benefit from any future increase in our earnings. The stockholders that will continue to have an equity interest in the Company after the Reverse/ Forward Stock Split will own a security, the liquidity of which will be severely restricted. See also information under the captions “Recommendation of the Board; Fairness of the Reverse/ Forward Stock Split” and “Fairness of the Reverse/ Forward Stock Split to Stockholders” in this Information Statement.
      The Reverse/ Forward Stock Split will (i) cause us to cash out shares held by any stockholder holding fewer than 3,000 shares, (ii) not cash out any shares held by any stockholder holding at least 3,000 shares of Common Stock and (iii) change the percentage of Common Stock held by the remaining stockholders to 100%. However, the Board reserves the right, in its discretion, to abandon the Reverse/ Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/ Forward Stock Split is in the best interests of the Company. In particular, if on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/ Forward Stock Split exceeds $3,000,000, excluding transaction costs and fees, the Board reserves the right not to effect the Reverse/ Forward Stock Split.

      On March 31, 2005, the Company announced that the Board had approved a Reverse Split ratio of 1 for 4,000 and a Forward Split ratio of 4,000 for 1. The determination of the 1-for-4000 Reverse Split ratio was based, in part, on the Company’s determination of the amount that it was prepared to spend on cashing out fractional shares arising from the Reverse Split. The Company reserved the right not to proceed with the Reverse/ Forward Stock Split in the event that it determined that the amount of cash required to cash out fractional shares would exceed $3,000,000, or if the Company otherwise determined that abandoning the Reverse Stock Split would be in the best interests of the Company. Since the announcement, a number of stockholders have taken action to reduce their holdings to under 4,000 shares and, as of July 5, 2005, the amount required to cash out our fractional shares in a 1-for-4,000 reverse stock split had risen to approximately $4,500,000. For this reason, the Company has reluctantly changed the Reverse Split ratio to 1-for-3,000, with a concomitant change in the Forward Split ratio. The Company reserves the right to abandon the Reverse/ Forward Stock Split in the event that the Company determines that the amount of cash required to cash out fractional shares would exceed $3,000,000 or if the Company otherwise determines that abandoning the Reverse Stock Split would be in the best interests of the Company.
      If stockholders take actions to reduce their holdings to under 3,000 shares (as they did with the 4,000 share threshold), the Company may be forced to make further changes to the ratio or to abandon the Reverse/ Forward Stock Split entirely.
Strategic Alternatives Considered
      In making the determination to proceed with the Reverse/ Forward Stock Split, the Board evaluated a number of other strategic alternatives. In evaluating the risks and benefits of each strategic alternative, the Board considered the potential risk to our cash flow and cash reserves created by (i) the announcement by Morgan Bank, the tenant of our Tempe, Arizona property, that Morgan Bank did not intend to renew its lease beyond August 31, 2005, and (ii) the potential need to make substantial tenant improvements to the property to obtain new tenants. As discussed below, the Board ultimately rejected the alternatives to the Reverse/ Forward Stock Split because the Board believed that the Reverse/ Forward Stock Split would be the simplest and most cost-effective approach to achieve the purposes described above. These alternatives were:

•	Self-tender offer. The Board considered a self-tender offer by which we would offer to repurchase shares of our outstanding Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The Board was uncertain whether this alternative would result in shares being tendered by a sufficient number of record stockholders so as to permit us to reduce the number of record stockholders below 300 and to terminate our public reporting requirements. The Board believed it unlikely that many holders of small numbers of shares would make the effort to tender their shares. In addition, the Board considered that the estimated transaction costs of completing a tender offer would be similar to or greater than the costs of the Reverse/ Forward Stock Split transaction, and these costs could be significant in relation to the value of the shares purchased since there could be no certainty that stockholders would tender a significant number of shares.

•	Purchase of shares in the open market. The Board also considered purchasing our shares in the open market in order to reduce the number of our record stockholders to fewer than 300. However, given the low daily trading volume of our Common Stock, there was no assurance that purchasing shares in isolated transactions would reduce the number of stockholders sufficiently to permit us to terminate our public reporting requirements under the Exchange Act and deregister in a reasonable period of time.

•	Selling the Company. The Board considered a sale of the Company. However, due primarily to the uncertainty and risk relating to the search for a long-term tenant or tenants for our Tempe, Arizona property (which the Board believed a prospective purchaser of the Company would subject to an unreasonably large discount when valuing us), the Board determined that a sale was not practical, or in the best interests of our stockholders, at this time.

•	Cash dividend. The Board considered a cash distribution to stockholders in view of the favorable tax climate and in view of our cash reserves. However, the Board rejected this alternative because, unless we went private, we would continue to incur the expenses of a public company, particularly the increased compliance costs associated with the Sarbanes-Oxley Act.

•	Maintaining the status quo. The Board also considered taking no action to reduce the number of our stockholders. However, due to the significant and increasing costs of being public, the Board believed that maintaining the status quo would be detrimental to all stockholders. We would continue to incur the expenses of being a public company without realizing the benefits of public company status.

Background of the Reverse/ Forward Stock Split
      In June 2002, we retained David Sherman of D. Sherman & Company, Inc. (“Sherman”), a financial advisor in New York City, to assist us in defining and evaluating various strategic alternatives. Sherman identified a number of potential strategies, including but not limited to merging the Company into or with another company, and aided us in analyzing the implications of each alternative. During the course of its work for us, Sherman spoke with Company X, a real estate company with which Sherman had a longstanding personal and business relationship, to test out potential interest in us from such a real estate company. In an effort to determine whether discussions between Company X and us could be meaningful, Sherman drafted a discussion term sheet for a proposed business combination. The discussion term sheet proposed by Sherman contemplated the issuance by Company X of unregistered preferred shares as consideration in a merger with us. The terms of such unregistered preferred shares would have included the ability to convert into publicly traded shares of Company X common stock, but only at a significant premium to the market price of Company X’s common stock. The unregistered convertible preferred shares themselves would not have been publicly traded. The term sheet also included an earn-out provision pursuant to which Company X would issue additional consideration contingent on the realization of future profits. In May 2003, Sherman began to discuss this draft term sheet with Company X and us separately. Sherman did not discuss with any other companies his draft term sheet or the possibility of a business combination with us. Neither at that time nor at any time were there direct discussions between Company X and us with respect to a strategic transaction. Sherman told us that Company X was receptive to the general transaction structure outlined in Sherman’s term sheet but that Company X believed that the consideration for our Common Stock suggested by Sherman was too high. Conversely, we informed Sherman that: (i) the transaction structure described in the draft term sheet was inconsistent with our goals because a significant percentage of the consideration would have consisted of a contingent earn-out which might not be realized for years, if at all; (ii) the illiquid nature of the preferred shares was unacceptable; and (iii) the amount of the consideration, which we were unable to value definitively because of its largely contingent and illiquid nature, appeared to be less than the then-current value of the Company. Following intermittent and separate discussions with each party, Sherman concluded that the parties would not reach any common understanding and terminated its attempts to initiate discussions between the parties with respect to a business combination.
      In May 2003, we received an unsolicited, nonbinding proposal from a broker for Company Y to purchase our Tempe property for $17.5 million. At that time, Morgan Bank was leasing our entire Tempe facility, and we regarded the value of the property as substantially higher than $17.5 million. We had not yet received notice from Morgan Bank of its intent not to renew its lease of our Tempe property and had received preliminary indications from representatives of Morgan Bank that, in their view, Morgan Bank was likely to exercise its option for an additional five-year lease term. The broker who submitted the proposal on behalf of Company Y served, from time to time, as a real estate broker for Morgan Bank in metropolitan Phoenix. Prior to presenting the preliminary offer from Company Y, the broker had also proposed to represent us on an exclusive basis in lease renewal negotiations with Morgan Bank. The relationship between Morgan Bank and the broker for Company Y, and the broker’s prior proposal to represent us, reinforced our belief at the time that Morgan Bank would renew its lease. We believed that the broker not only had additional information with respect to Morgan Bank’s intent to renew its lease, but that the broker had provided information about our facility and Morgan Bank’s lease of our facility to Company Y in an effort to encourage Company Y’s offer for our property at a price favorable to Company Y. We did not pursue discussions with Company Y because the foregoing considerations led us to believe that Company Y would not make a firm offer for our Tempe property at a price commensurate with our valuation of that property at that time and that we believed to be fair to the Company.
      During the past two years, we have not received any firm offers relating to (i) the possible merger or consolidation of the Company into or with another person or entity and (ii) the sale or other transfer of a substantial part of our assets. There have been no contacts, negotiations or transactions during the preceding two years, nor are any contemplated for (i) a tender offer for any outstanding shares of our Common Stock, (ii) the acquisition of another person or entity or (iii) the election of directors to our board.
      At its meeting on July 9, 2004, the Board began to consider going private as a potential strategic alternative to maximize stockholder value. At that meeting, the Board discussed the impending expiration of the lease of the Company’s property in Tempe, Arizona. The Board noted that the Company’s cash flows and cash reserves would be materially adversely affected if a replacement tenant or tenants were not found prior to the expiration of the current lease. Additionally, the Board noted that the Company would continue to incur significant operating costs relating to the Tempe property and might need to make substantial tenant improvements to the Tempe building to obtain new tenants. In the light of (i) a possible material decrease in revenues and (ii) potentially significant costs relating to the Tempe building, the Board was concerned about the general and administrative expenses associated with our reporting and filing requirements as a public company.
      At its meeting on July 9, 2004, the Board also discussed a cash dividend as a potential means of maximizing stockholder value. In connection with its discussion of the implementation of a cash dividend, the Board noted the large number of our stockholders with small holdings of Common Stock. In particular, the Board observed that, in its view, the administrative burden and costs to the Company of maintaining records with respect to these numerous small accounts and the associated costs of preparing, printing and mailing information to these stockholders was excessive, given our resources and operations. Management, at that time, estimated that we might have as many as 300 odd-lot holders.
      The Board discussed the merits of undertaking an odd-lot tender or a reverse stock split to eliminate and cash out our odd-lot stockholders. The Board discussed the possibility that such a transaction could result in the Company “going private.” The Board authorized management to retain Latham & Watkins LLP (“Latham & Watkins”) as special counsel, and to consult with Latham & Watkins and our Delaware counsel, Morris, Nichols, Arsht & Tunnell, to identify the possible legal implications of such a transaction.
      From July 9, 2004 through September 13, 2004, management considered the various issues raised and discussed at the meeting of the Board on July 9, 2004. Management also considered various potential transaction structures, the most effective means of pursuing a going-private transaction and the advantages and disadvantages associated with the Company going private. In connection with its deliberations, management consulted extensively with counsel. Management also regularly discussed the tax and accounting implications of various strategic alternatives with James Barrington, CPA, who has been an accounting and public financial reporting consultant to the Company for more than five years.
      On September 13, 2004, the Board held a meeting to consider management’s report on our various strategic alternatives and, in particular, the estimated costs and benefits of proceeding with a going-private transaction. All directors were present at the meeting, as well as Frederick P. Furth. In addition, a representative from Latham & Watkins and a representative from Zelle, Hofmann, Voelbel, Mason & Gette LLP, our corporate counsel (“Zelle Hofmann”), were present and available during the meeting to address the questions and concerns of the Board. Latham & Watkins advised the directors of their fiduciary obligations in considering and investigating the various strategic alternatives available to the Company. The Board explored in detail the advantages and disadvantages of each of the following strategic alternatives: a reverse stock split, a self-tender offer at a similar price per share, the purchase of shares in the open market, selling the Company, a cash dividend and maintaining the status quo.
      While recognizing that there was a possibility that we might be able to find a tenant or tenants for our Tempe, Arizona property for a lengthy term at a favorable rate, and thereby increase the value of the Company, the Board took cognizance, throughout its discussions, of the risks presented by the impending expiration of the lease of the current tenant and the possible need to make costly tenant improvements to the property to attract new tenants. In particular, the Board noted that, based upon estimates prepared by an architect and contractor, the cost to convert the Tempe building from a single-user facility to a multi-tenant facility would be approximately $1.1 million, exclusive of (i) expected tenant improvement costs ranging from a minimum of $2.2 million to a maximum of $4.4 million, which represent a tenant improvement allowance of between $10 and $22 per square foot, and (ii) annual operating costs of the Tempe building to be incurred while the building remains vacant. The Board also noted that the Company had engaged a real estate brokerage firm which had been actively marketing the property to prospective tenants. The Company has subsequently engaged a new real estate brokerage firm and has continued to market the Tempe property actively to prospective tenants. In connection with the marketing of the Tempe building to prospective tenants, the Company, from time to time since December 2003, has held preliminary discussions with various prospective tenants who have expressed interest in leasing the Tempe building or a portion thereof. To date, however, the Company has not received any lease proposals on acceptable economic terms from a creditworthy prospective tenant.
      The Board and Latham & Watkins also discussed in detail how the Sarbanes-Oxley Act, the rules and regulations promulgated by the Commission and the listing requirements of the Nasdaq National Market System had increased substantially the cost of remaining a public company and would further increase the cost in the near future. The Board’s view was that these costs outweighed any benefits we or our stockholders received from our status as a public company. The Board also discussed that, as a result of these dramatically increased compliance costs, they believed that many similarly situated, small companies would undertake similar transactions.
      The Board briefly discussed various methods of going private. The Board generally concurred that going private pursuant to a reverse stock split might be a desirable strategic alternative to consider, provided that it was effected at a price and on terms fair to all of our stockholders. The Board instructed management to explore in more depth the feasibility and fairness of such a transaction. Specifically, the Board authorized management (i) to engage a proxy solicitation firm to determine the number of our stockholders and their relative holdings, and (ii) to conduct interviews of independent investment banking firms who could advise the Board on the financial terms and fairness of the proposed transaction.
      From September 14, 2004 through September 27, 2004, management (i) retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, (ii) assisted MacKenzie in undertaking an analysis of the share ownership of the Company and (iii) conducted interviews of several independent investment banking firms.
      On September 27, 2004, the Board held a meeting to consider management’s update on (i) the research conducted by MacKenzie, and (ii) management’s interviews of several independent investment banking firms. All directors were present at the meeting, as well as Mr. Furth. In addition, a representative from Zelle Hofmann, and, for a portion of the meeting, a representative from Latham & Watkins were present and available during the meeting to address the questions and concerns of the Board. Management reported that MacKenzie had determined that we had, as of September 22, 2004, 826 holders, of which 368 were odd-lot holders owning less than 100 shares of our Common Stock. Management also reported on its meetings with and evaluations of several independent investment banking firms. Based upon, among other factors, the relative qualifications and costs of each of the firms and the recommendation of management, the Board authorized the engagement of Sutter Securities, an investment banking firm with its headquarters in San Francisco, California, to serve as its financial advisor. The Board considered establishing a special committee and retaining independent counsel for such committee. After extended discussion, the Board agreed that, in view of the limited number of independent directors and the cost of retaining separate independent counsel relative to the size of the transaction contemplated, the Board itself would ensure the procedural fairness of the transaction by, among other things, having Sutter Securities establish the fair value of our Common Stock.
      From September 27, 2004 through December 14, 2004, management assisted Sutter Securities in its due diligence investigation of the Company’s assets and operations in Pasco County, Florida and Tempe, Arizona and, at the direction of Sutter Securities, conducted interviews and evaluations of prospective independent real estate appraisal firms in Phoenix, Arizona.
      On December 14, 2004, the Board held a meeting at which management provided an update on the Company’s continued exploration of the feasibility and fairness of going private pursuant to a reverse stock split. All directors were present at the meeting. In addition, a representative from Sutter Securities and representatives from Latham & Watkins were present and available during the meeting to address the questions and concerns of the Board. Sutter Securities reviewed with the Board the analyses that Sutter Securities intended to perform in connection with its evaluation of the proposed reverse stock split. Sutter Securities then provided an overview of the valuation methodologies that it anticipated using in connection with establishing the fair value of the Company’s Common Stock, including discounted cash flow analysis and a third-party professional appraisal of the Company’s facility in Tempe, Arizona. Sutter Securities also presented an overview of the timing and the steps necessary to complete these analyses. Latham & Watkins next summarized for the Board the legal and regulatory process required to effect the transaction, and informed the Board of the proposed timing for the various steps of this process. Latham & Watkins also reviewed with the members of the Board their fiduciary duties in connection with the proposed going-private transaction. After these presentations by Sutter Securities and Latham & Watkins, management and Sutter Securities reported on the timetable for completion of the appraisal of the Company’s facility in Tempe, Arizona. Management and Sutter Securities notified the Board that Kalinowski & Associates, Inc., an independent real estate appraisal firm retained by Sutter Securities, was conducting the appraisal of the Tempe property in connection with Sutter Securities’ valuation of the fair value of the Company’s Common Stock.
      From December 14, 2004 through March 10, 2005, Sutter Securities continued its valuation analysis, including a review of the appraisal report of Kalinowski & Associates, Inc.
      On March 10, 2005, the Board held a meeting to continue its deliberations with respect to the feasibility and fairness of going private pursuant to a reverse stock split. All directors were present at the meeting. In addition, a representative from Sutter Securities and representatives from Latham & Watkins were present and available during the meeting to address the questions and concerns of the Board.
      At the request of the Board and Sutter Securities, management began the meeting with a progress report on the Company’s recent discussions with regulatory authorities in Pasco County, Florida relating to the Company’s real estate assets in Pasco County, known as the Meadow Pointe properties. The Company had experienced delays in receiving regulatory approvals relating to the development by the Company of the Meadow Pointe properties. Without such regulatory approvals, the Company could not market the Meadow Pointe properties effectively to prospective purchasers, many of whom were reluctant to pursue sale discussions with the Company prior to regulatory approval. In addition, there was a possibility that the Company would have to incur significant additional costs before Pasco County would provide regulatory approval. Therefore, further delays or a negative decision from the Pasco County authorities could have adversely affected the future cash flows from and the profitability of the Meadow Pointe project. Accordingly, both the Board and Sutter Securities desired information on the outcome of management’s discussions with Pasco County in connection with their respective analyses of the fair value per share of the Company’s Common Stock and the fairness of going private pursuant to a reverse stock split.
      Management explained to the Board and Sutter Securities that the Company had substantially resolved the concerns of the Pasco County officials which had caused the regulatory delays. However, such resolution would require the Company to expend approximately $500,000 in connection with the construction of a park access road. Management noted that, subject to obtaining an easement from Pasco County related to construction of the park access road, resolution of this problem would allow the Company to market the remaining Meadow Pointe parcels more effectively to prospective purchasers.
      After the report from management on the status of the Company’s real estate assets, Latham & Watkins reviewed with the members of the Board their fiduciary duties and disclosure obligations in considering, investigating and effecting the proposed going-private transaction. The Board discussed the costs, benefits, feasibility and fairness to all unaffiliated stockholders of following the reverse stock split with a forward stock split and limiting the payment of cash for interests in fractional shares to holders of a number of shares less than the final stock split ratio (for instance, 4,000 shares).
      The representative of Sutter Securities then provided the Board with a detailed oral presentation and discussed various assumptions and methodologies relevant to the valuation analyses performed by Sutter Securities with respect to the Company up to that date. The Board asked detailed questions about the assumptions and methodologies used by Sutter Securities. The representative of Sutter Securities then provided the Board with an update on the status of its analyses and of the remaining procedures necessary to permit Sutter Securities to determine a price per pre-split share and to issue its fairness opinion. The representative of Sutter Securities did not provide quantitative results of the analyses at this time. The Board next considered the share ownership distribution among the Company’s stockholders and potential cash distributions at various possible per share prices and reverse stock split ratios from 1-for-3,000 to 1-for-5,000. The Board also discussed alternative treatments of stock options in connection with the proposed going-private transaction. The Board discussed the presentations by Latham & Watkins and Sutter Securities and the proposed timeline for completion of the transaction.
      On March 28, 2005, the Board convened a meeting to continue its deliberations with respect to going private pursuant to the proposed Reverse/ Forward Stock Split. All directors were present at the meeting. In addition, a representative from Sutter Securities and representatives from Latham & Watkins were present and available during the meeting to address the questions and concerns of the Board. The Board first discussed the proposed timeline for completion of the transaction and the documentation to be filed with the Commission in connection with the proposed Reverse/ Forward Stock Split. The representative of Sutter Securities then provided the Board with a written presentation regarding its valuation analysis and the results of that analysis. The analysis was consistent with the analysis in Sutter Securities’ oral report on March 10, 2005. However, the written report on March 28, 2005 also contained the quantitative results of the analyses. The Board asked detailed questions about the assumptions and methodologies used by Sutter Securities. The representative of Sutter Securities then informed the Board that, based upon the assumptions and methodologies described to the Board, it had concluded that the fair value per share of the Company’s Common Stock, effective as of February 28, 2005, was $8.88. In addition, Sutter Securities reviewed with the Board a draft of its opinion to the Board that, based upon and subject to the various considerations, qualifications and limitations set forth in the opinion, the Reverse/ Forward Stock Split is fair, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments in connection with the Reverse/ Forward Stock Split and will not be continuing stockholders of the Company. Sutter Securities informed the Board that it would update its valuation analysis and fairness opinion prior to the filing and distribution of the Company’s definitive information statement with respect to the Reverse/ Forward Stock Split. Sutter Securities advised the Board that it expressed no opinion as to the fairness of the Reverse/ Forward Stock Split to the continuing stockholders of the Company. The Board discussed the opinion, and the assumptions and methodologies upon which the opinion was based, with Sutter Securities and separately in executive session.
      The Board then considered alternative treatments of the Company’s outstanding stock options in connection with the proposed going-private transaction. After extended discussion, the Board determined that, because of the symmetry of the Reverse Split and the Forward Split, the Reverse/ Forward Stock Split would not cause dilution or enlargement of the benefits intended by the Company to be made available under the Company’s stock option plans or with respect to any outstanding stock options. As a result, the Board, as administrator of the Company’s option plans, determined that no adjustment to the outstanding stock options would be necessary or appropriate in connection with the Reverse/ Forward Stock Split.
      The Board then discussed the presentation by Sutter Securities and the proposed terms of the Reverse/ Forward Stock Split. To facilitate continued deliberation by the directors, the Board proposed to adjourn and reconvene on March 30, 2005 to determine whether or not to approve the Reverse/ Forward Stock Split.
      On March 30, 2005, the Board held a meeting at which all directors were present. Representatives of Latham & Watkins also were present and available during the meeting to address the questions and concerns of the Board. The Board discussed and adopted the valuation analysis and opinion of Sutter Securities. The

Board also considered the share ownership distribution among the Company’s stockholders and potential cash distributions at a per share price of $8.88 and reverse stock split ratios from 1-for-3000 to 1-for-5,000. On the basis of MacKenzie’s share ownership analysis, the Board balanced the Company’s desire to reduce the number of record stockholders and the Company’s desire to minimize the cost of the Reverse/ Forward Stock Split, and selected a Reverse Split ratio of 1-for-4000 and a corresponding Forward Split ratio of 4,000-for-1. On the basis of the valuation and opinion of Sutter Securities, its extended deliberations since July 2004 and the factors described elsewhere in this Information Statement in the sections entitled “Special Factors — Reasons for and Purpose of the Reverse/ Forward Stock Split,” “Special Factors — Strategic Alternatives Considered” and “Fairness of the Reverse/ Forward Stock Split to Stockholders,” the Board determined by a unanimous vote that, as of March 30, 2005, a 1-for-4,000 Reverse Split followed by a 4,000-for-1 Forward Split, with a purchase price per pre-split share equal to $8.88, to be paid to holders of fewer than 4,000 pre-split shares, was fair to all unaffiliated stockholders, including those whose shares would be cashed out pursuant to the Reverse/ Forward Stock Split and those who would retain an equity interest in the Company subsequent to the consummation of the Reverse/ Forward Stock Split. The Board noted that the purchase price per pre-split share to be paid to holders of fewer than 4,000 pre-split shares would be reviewed again following receipt of a final valuation and a final fairness opinion from Sutter Securities.
      On July 21, 2005, the Board held a meeting to obtain an updated, final valuation and fairness opinion from Sutter Securities. All directors were present at the meeting. In addition, a representative from Sutter Securities and representatives from Latham & Watkins were present and available during the meeting to address the questions and concerns of the Board. Management discussed the Company’s results of operations since the Board’s March 30 meeting and the Company’s current financial position. After management’s update, the Board discussed the proposed timeline for completion of the transaction. The representative of Sutter Securities then provided the Board with a updated presentation regarding its valuation analysis and the results of that analysis. The Board asked detailed questions about Sutter Securities’ methodology for updating its valuation analysis. The representative of Sutter Securities then informed the Board that, based upon the assumptions and methodologies described to the Board, it had concluded that the fair value per share of the Company’s Common Stock, effective as of May 31, 2005, had increased from $8.88 to $8.95.
      The Board then considered updated information received from MacKenzie regarding the share ownership distribution among the Company’s stockholders and potential cash distributions at a per share price of $8.95 and reverse stock split ratios from 1-for-3,000 to 1-for-4,000. On March 30, 2005, the Board had approved a Reverse Split ratio of 1 for 4,000 and a Forward Split ratio of 4,000 for 1. The Board had based its determination of the 1-for-4,000 Reverse Split ratio in part on the Company’s determination of the amount that it was prepared to spend on cashing out fractional shares arising from the Reverse Split. The Board reserved the right not to proceed with the Reverse/ Forward Stock Split in the event that it determined that the amount of cash required to cash out fractional shares would exceed $3,000,000, or if it otherwise determined that abandoning the Reverse Stock Split would be in the best interests of the Company. Since the announcement, a number of stockholders had taken action to reduce their holdings to under 4,000 shares. The Board noted that, based on MacKenzie’s share ownership analysis, as of July 5, 2005, the amount required to cash out the Company’s fractional shares in a 1-for-4,000 reverse stock split had risen to approximately $4,500,000. For this reason, the Board approved a change in the Reverse Split ratio to 1-for-3,000, with a concomitant change in the Forward Split ratio. The Board reserved the right to abandon the Reverse/ Forward Stock Split in the event that it determines that the amount of cash required to cash out fractional shares would exceed $3,000,000 or if it otherwise determines that abandoning the Reverse Stock Split would be in the best interests of the Company. The Board noted that if stockholders take actions to reduce their holdings to under 3,000 shares (as they did with the 4,000 share threshold), the Board may be forced to make further changes to the ratio or to abandon the Reverse/ Forward Stock Split entirely.
      Following the discussion of the revised terms of the Reverse/ Forward Stock Split, Sutter Securities reviewed with the Board a draft of its revised opinion to the Board that, based upon and subject to the various considerations, qualifications and limitations set forth in the opinion, the Reverse/ Forward Stock Split is fair, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments in connection with the Reverse/ Forward Stock Split and will not be continuing stockholders of the

Company. The Board discussed the updated opinion, and the assumptions and methodologies upon which the opinion was based, with Sutter Securities.
      On the basis of the updated valuation and opinion of Sutter Securities, its extended deliberations since July 2004 and the factors described elsewhere in this Information Statement in the sections entitled “Special Factors — Reasons for and Purpose of the Reverse/ Forward Stock Split,” “Special Factors — Strategic Alternatives Considered” and “Fairness of the Reverse/ Forward Stock Split to Stockholders,” the Board determined by a unanimous vote that a 1-for-3,000 Reverse Split followed by a 3,000-for-1 Forward Split, with a purchase price per pre-split share equal to $8.95, to be paid to holders of fewer than 3,000 pre-split shares, was fair to all unaffiliated stockholders, including those whose shares would be cashed out pursuant to the Reverse/ Forward Stock Split and those who would retain an equity interest in the Company subsequent to the consummation of the Reverse/ Forward Stock Split.
      We had no relationship with Sutter Securities prior to this transaction. Further, Sutter Securities did not ask us to provide, and we did not provide, any input regarding the valuation methodology or conclusions of Sutter Securities. Rather, Sutter Securities determined its own methodology and conclusions rather than simply rendering a fairness opinion as to a price established by the Board. Gilbert E. Matthews, Chairman of the Board and Senior Managing Director of Sutter Securities, who conducted the valuation of the Company on behalf of Sutter Securities, has more than 45 years of experience in investment banking. From 1970 through 1995, Mr. Matthews was Chairman of the Valuation Committee of Bear, Stearns & Co. Inc. and its predecessor partnership, Bear, Stearns & Co., which committee was responsible for all opinions and valuations issued by that firm.
      With respect to the fairness of the Reverse/Forward Stock Split to the stockholders whose stock would not be cashed out under the Reverse/Forward Stock Split, the Board noted that voting control of over 54.7% of the shares held by such holders was held by members of the Board so that the interests of such holders were aligned with the interests of the members of the Board.
      The Board authorized management to file the necessary documentation with the Commission and to seek approval of the Reverse/ Forward Stock Split from holders of a majority of the Company’s outstanding Common Stock. Following review by the Commission of such filings and receipt of stockholder approval of the Reverse/ Forward Stock Split, the Board authorized management to distribute an information statement with respect to the Reverse/ Forward Stock Split to all stockholders. After distribution of the information statement, the Board authorized management to file the Certificates of Amendment to the Company’s Certificate of Incorporation to effect the Reverse/ Forward Stock Split. However, the Board also reserved the right, in its discretion, to abandon the Reverse/ Forward Stock Split prior to the proposed Effective Date if it determined that abandoning the Reverse/ Forward Stock Split was in the best interests of the Company. In particular, the Board reserved the right not to effect the Reverse/ Forward Stock Split if, on the date immediately preceding the Effective Date, it believed that the cash required to pay for the Reverse/ Forward Stock Split would exceed $3,000,000, excluding transaction costs and fees.
Effects of the Reverse/ Forward Stock Split
      If effected, based on information available to us, the Reverse/ Forward Stock Split will reduce the number of record stockholders of our Common Stock from approximately 370 to approximately 10 and the number of beneficial stockholders from approximately 500 to approximately 100. This reduction in the number of our stockholders will enable us to terminate the registration of our Common Stock under the Exchange Act, which will substantially reduce the information required to be furnished by us to our stockholders and to the Commission. Additionally, certain provisions of the Exchange Act will no longer apply, such as the short-swing profit recovery provisions of Section 16(b).
      For a total expenditure by us of up to approximately $600,000 in transaction costs (including insurance, advisory, legal, financial, accounting and other fees and costs) and approximately $2.725 million in purchase costs for fractional shares, we estimate we will realize an estimated $393,000 in cost savings on an annual basis by terminating our public company status. We intend to apply for termination of registration of our Common Stock under the Exchange Act as soon as practicable following completion of the Reverse/ Forward Stock

Split. However, the Board reserves the right, in its discretion, to abandon the Reverse/ Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/ Forward Stock Split is in the best interests of the Company. In particular, if on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/Forward Stock Split exceeds $3,000,000, excluding transaction costs and fees, the Board reserves the right not to effect the Reverse/Forward Stock Split.
      The effect of the Reverse/Forward Stock Split on each stockholder will depend on the number of shares that such stockholder owns, as summarized in the table below. See also information under the caption “Structure of the Reverse/Forward Stock Split” in this Information Statement for additional information with respect to the effect of the Reverse/Forward Stock Split on each stockholder.

Stockholders Before Completion of the Reverse/	Net Effect After Completion of the Reverse/
Forward Stock Split	Forward Stock Split

Registered stockholders holding 3,000 more shares of Common Stock.	None.
Registered stockholders holding fewer than 3,000 shares of Common Stock.	Shares will be converted into the right to receive cash.
Stockholders holding Common Stock in street name through a nominee (such as a bank or broker).	We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 3,000 shares of Common Stock in street name who wants to receive cash in the Reverse/ Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 3,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account in a timely manner may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 3,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent.
Potential Disadvantages of the Reverse/ Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders
      The stockholders owning fewer than 3,000 shares of Common Stock immediately prior to the effective time of the Reverse/Forward Stock Split will, after giving effect to the Reverse/Forward Stock Split, no longer have any equity interest in the Company and therefore will not participate in our future potential earnings or growth. It is expected that all but approximately 110 holders will be fully cashed out in the Reverse/Forward Stock Split. It will not be possible for cashed out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from the remaining stockholders.
      The Reverse/Forward Stock Split will require stockholders who own fewer than 3,000 shares of Common Stock involuntarily to surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. The ownership interest of these stockholders will be terminated as a result of the Reverse/Forward Stock Split, but the Board has concluded that the completion of the Reverse/Forward Stock Split overall will benefit these stockholders because of, among other reasons, the liquidity provided to them by the transaction at a price determined by the Board to be fair to these stockholders.
      The Reverse/Forward Stock Split will increase the percentage of beneficial ownership of each of the officers, directors and major stockholders of the Company. Based on an assumed cash-out of approximately 305,000 shares, the percentage ownership of each holder remaining after the Reverse/Forward Stock Split will increase by 9.4%. By way of example, if a holder held 10.0% of the outstanding Common Stock prior to the Reverse/Forward Stock Split, such holder would hold approximately 10.94% after the Reverse/Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.
      Potential disadvantages to our stockholders who will remain as stockholders after the Reverse/Forward Stock Split include decreased access to information and decreased liquidity as a result of the termination of the Nasdaq National Market System listing of our Common Stock. When the Reverse/Forward Stock Split is effected, we intend to terminate the registration of our Common Stock under the Exchange Act. As a result of the termination, we will no longer be subject to the periodic reporting requirements or the proxy rules of the Exchange Act.
Effect of the Reverse/ Forward Stock Split on Option Holders
      Regardless of whether an outstanding stock option provides a right to purchase less than, equal to or greater than 3,000 shares, the number of shares underlying each such outstanding stock option, whether granted under our 1993 Long-Term Incentive Plan, 1994 Stock Option Plan for Outside Directors, 1997 Long-Term Inventive Plan or 2004 Stock Option Plan for Outside Directors (collectively, the “Plans”), will not change as a result of the Reverse/ Forward Stock Split. The Board, as administrator of the Plans, has determined that no adjustment to the outstanding stock options is necessary or appropriate in connection with the Reverse/ Forward Stock Split. Because of the symmetry of the 1-for-3,000 Reverse Split and the 3,000-for-1 Forward Split, the Board has determined that the Reverse/ Forward Stock Split will not cause dilution or enlargement of the benefits intended by the Company to be made available under the Plans or with respect to any outstanding stock options.
Financial Effect of the Reverse/ Forward Stock Split
      Completion of the Reverse/ Forward Stock Split will require approximately $3.325 million of cash, which includes insurance, advisory, legal, financial, accounting and other fees and costs related to the transaction. As a result, we will have decreased working capital and borrowing capacity following the Reverse/ Forward Stock Split which may have a material effect on our capitalization, liquidity, results of operations and cash flow. The payments to holders of fewer than 3,000 pre-split shares of Common Stock will be paid out of working capital.
      Based upon analysis of the share ownership distribution among the Company’s stockholders, the Board chose to limit the scope of the Reverse/ Forward Stock Split to 1-to-3,000 and then 3,000-to-1 in light of our potential cash needs associated with the re-leasing of our Tempe office building. To obtain new tenants for this Tempe property, we may need to advance or expend significant funds to make tenant improvements, and will need to reserve cash to do so. See also the information under the caption “Financing of the Reverse/ Forward Stock Split” in this Information Statement.

Federal Income Tax Consequences of the Reverse/ Forward Stock Split
      The following is a summary of the material United States federal income tax consequences of the Reverse/ Forward Stock Split, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
      This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our Company (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.
      In addition, if a partnership holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships which hold our Common Stock and partners in such partnerships should consult their tax advisors.
      YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

BF Enterprises, Inc.
      We believe that the Reverse/ Forward Stock Split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the Reverse/ Forward Stock Split.

Stockholders
      The federal income tax consequences of the Reverse/Forward Stock Split for our stockholders will differ depending on the number of shares of pre-split Common Stock owned and, in some cases, constructively owned by such stockholders. As set forth in more detail below, stockholders who own at least 3,000 shares of pre-split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split. Stockholders who own fewer than 3,000 shares of pre-split Common Stock will receive cash, the treatment of which will depend on whether the constructive ownership rules described below are applicable. If such constructive ownership rules do not apply, a stockholder who owns fewer than 3,000 shares of pre-split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-split Common Stock. If such constructive ownership rules apply, the stockholder may be required to treat any cash received as a dividend distribution rather than as gain or loss from a sale or exchange, as more fully described below. The differences in tax consequences to the stockholders do not depend on whether a stockholder is an affiliate of the Company, has voted to approve the Reverse/Forward Stock Split or is an unaffiliated stockholder. With respect to the Company, as described above, the Company will not recognize any income, gain or loss in connection with the Reverse/Forward Stock Split. Neither the differences in tax consequences between stockholders who hold at least 3,000 shares of pre-split Common Stock and stockholders who own fewer than 3,000 shares of pre-split Common Stock nor the differences in tax consequences between the stockholders and the Company were reasons for the Company to undertake the Reverse/Forward Stock Split in this form at this time.

Stockholders Who Receive Shares of Post-Split Common Stock
      A stockholder who retains shares of post-split Common Stock in the transaction (i.e., a stockholder who owns at least 3,000 shares of pre-split Common Stock) will not recognize gain or loss or dividend income as a result of the Reverse/ Forward Stock Split, and the tax basis (as adjusted for the Reverse/ Forward Stock Split) and holding period of such stockholder in shares of pre-split Common Stock will carry over as the tax basis and holding period of such stockholder’s shares of post-split Common Stock.

Stockholders Who Receive Cash
      A stockholder who receives cash in the Reverse/ Forward Stock Split (i.e., a stockholder that owns fewer than 3,000 shares of pre-split Common Stock) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a stockholder’s situation, the transaction will be taxed as either:

•	A sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or

•	A cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.
      Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer (other than an S corporation) may be allowed a dividends received deduction subject to applicable limitations and other special rules.
      Under Section 302 of the Code, a redemption of shares from a stockholder as part of the Reverse/ Forward Stock Split will be treated as a sale or exchange of the redeemed shares if:

•	the Reverse/ Forward Stock Split results in a “complete termination” of such stockholder’s interest in the Company;

•	the receipt of cash is “substantially disproportionate” with respect to the stockholder; or

•	the receipt of cash is “not essentially equivalent to a dividend” with respect to the stockholder.
      These three tests (the “Section 302 Tests”) are applied by taking into account not only shares that a stockholder actually owns, but also shares that the stockholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a stockholder is deemed to constructively own shares owned by certain related individuals and entities in which the stockholder has an interest in addition to shares directly owned by the stockholder. For example, an individual stockholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”). In addition, a stockholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the stockholder has a beneficial interest, by partnerships in which the stockholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such stockholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by stockholders of corporations may be considered owned by these entities (“entity attribution”). A stockholder is also deemed to own shares which the stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.
      A stockholder who receives cash in the Reverse/ Forward Stock Split (i.e., owns fewer than 3,000 shares of pre-split Common Stock) and does not constructively own any shares of post-split Common Stock will have his or her interest in the Company completely terminated by the Reverse/ Forward Stock Split and will therefore receive sale or exchange treatment on his or her pre-split Common Stock. That is, such a stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for his or her shares of pre-split Common Stock.
      A stockholder who receives cash in the Reverse/ Forward Stock Split and would only constructively own shares of post-split Common Stock as a result of family attribution may be able to avoid constructive ownership of the shares of post-split Common Stock by waiving family attribution and, thus, be treated as having had his or her interest in the Company completely terminated by the Reverse/ Forward Stock Split. Among other things, waiving family attribution requires (i) that the stockholder have no interest in the Company (including as an officer, director, employee or stockholder) other than an interest as a creditor and does not acquire such an interest during the ten-year period immediately following the Reverse/ Forward Stock Split other than stock acquired by bequest or inheritance and (ii) including an election to waive family attribution in the stockholder’s tax return for the year in which the Reverse/ Forward Stock Split occurs.
      A stockholder who receives cash in the Reverse/ Forward Stock Split and immediately after the Reverse/ Forward Stock Split constructively owns shares of post-split Common Stock must compare (i) his, her or its percentage ownership immediately before the Reverse/ Forward Stock Split (i.e., the number of voting shares actually or constructively owned by him, her or it immediately before the Reverse/ Forward Stock Split divided by the number of voting shares outstanding immediately before the Reverse/ Forward Stock Split) with (ii) his, her or its percentage ownership immediately after the Reverse/ Forward Stock Split (i.e., the number of voting shares constructively owned by his, her or it immediately after the Reverse/ Forward Stock Split divided by the number of voting shares outstanding immediately after the Reverse/ Forward Stock Split).
      If the stockholder’s post-Reverse/ Forward Stock Split ownership percentage is less than 80% of the stockholder’s pre-Reverse/ Forward Stock Split ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the stockholder, and the stockholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-split Common Stock exchanged for cash in lieu of fractional shares.
      If the receipt of cash by a stockholder fails to constitute an “exchange” under the “substantially disproportionate” test or the “complete termination” test, the receipt of cash may constitute an “exchange” under the “not essentially equivalent to a dividend” test. The receipt of cash by a stockholder will be “not essentially equivalent to a dividend” if the transaction results in a “meaningful reduction” of the stockholder’s proportionate interest in the Company. If (i) the stockholder exercises no control over the affairs of the Company (e.g., is not an officer, director or high ranking employee), (ii) the stockholder’s relative stock interest in the Company is minimal, and (iii) the stockholder’s post-Reverse/ Forward Stock Split ownership percentage is less than the stockholder’s pre-Reverse/ Forward Stock Split ownership percentage, the receipt of cash will generally not be essentially equivalent to a dividend with respect to the stockholder and the stockholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-split Common Stock exchanged for cash in lieu of fractional shares.
      In all other cases, cash in lieu of fractional shares received by a stockholder who immediately after the Reverse/ Forward Stock Split constructively owns shares of post-split Common Stock will be treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Backup Tax Withholding
      We are required to furnish to the holders of Common Stock, other than corporations and other exempt holders, and to the IRS, information with respect to dividends paid on the Common Stock.
      You may be subject to backup withholding with respect to proceeds received from a disposition of the shares of Common Stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (a) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (b) furnish an incorrect TIN; (c) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (d) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
FAIRNESS OF THE REVERSE/ FORWARD STOCK SPLIT TO STOCKHOLDERS
      The Board determined that the Reverse/ Forward Stock Split, including the proposed cash payment of $8.95 per pre-split share to stockholders whose shares will be cashed out, is substantively fair, from a financial point of view, to all of our unaffiliated stockholders, including those whose shares will be cashed out and those who will be continuing stockholders of the Company.
      With respect to the stockholders whose shares would be cashed out, the Board relied upon, among other things, the determination of the fair value per pre-split share by Sutter Securities. The Board adopted the analyses and conclusions of Sutter Securities that the Reverse/ Forward Stock Split is fair, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments in connection with the Reverse/ Forward Stock Split and will not be continuing stockholders of the Company.
      We had no relationship with Sutter Securities prior to this transaction. Further, Sutter Securities did not ask us to provide, and we did not provide, any input regarding the valuation methodology or conclusions of Sutter Securities. Rather, Sutter Securities determined its own methodology and conclusions rather than simply rendering a fairness opinion as to a price established by the Board. Gilbert E. Matthews, Chairman of the Board and Senior Managing Director of Sutter Securities, who conducted the valuation of the Company on behalf of Sutter Securities, has more than 45 years of experience in investment banking. From 1970 through 1995, Mr. Matthews was Chairman of the Valuation Committee of Bear, Stearns & Co. Inc. and its predecessor partnership, Bear, Stearns & Co., which committee was responsible for all opinions and valuations issued by that firm.
      With respect to the fairness of the Reverse/Forward Stock Split to the stockholders whose stock would not be cashed out in the Reverse/Forward Stock Split, the Board also relied on the fact that the amount being paid to stockholders whose stock would be cashed out was not in excess of the value determined to be the fair value of such stock by Sutter Securities. In addition, the Board noted that voting control of over 54.7% of the shares held by stockholders who would remain stockholders after the Reverse/Forward Stock Split was held by members of the Board so that the interests of such holders were aligned with the interests of the members of the Board.

      The Board also considered certain factors related to the analyses of Sutter Securities in determining the fairness of the Reverse/ Forward Stock Split to all of our unaffiliated stockholders, including:
      Liquidation value. The Board considered analyzing the liquidation value of our assets but, based on advice from Sutter Securities, determined that such analysis would almost surely value a pre-split share of the Company’s Common Stock at less than the value determined by Sutter Securities and understate the value per pre-split share of the Company’s Common Stock. Based on Sutter Securities’ advice, the Board concluded that our liquidation value would at most be equal to the present value of our net assets as calculated by Sutter Securities and would likely be lower than the value calculated by Sutter Securities because we would not be able to realize the full value of our assets in an immediate orderly liquidation.
      Going concern value. The Board considered analyzing the going concern value of our assets but, based on advice from Sutter Securities, concluded that such analysis would almost surely value a pre-split share of the Company’s Common Stock at less than the value determined by Sutter Securities and understate the value per pre-split share of the Company’s Common Stock. Based on advice from Sutter Securities, the Board concluded that our going concern value would be lower than the present value of our net assets as calculated by Sutter Securities because the earning power of our assets does not fully reflect the value of the Company. In reaching their independent conclusions, each of the Board and Sutter Securities noted that a significant portion of our value is derived from the potential sale value of our undeveloped properties in Pasco County, Florida, which do not generate any operating income but do involve recurring expenses. Based on Sutter Securities’ advice, the Board determined that an analysis of going concern value calculated by applying multiples to our operating cash flow or our net income would understate the value per pre-split share of the Company’s Common Stock.
      Net book value. The Board considered analyzing the net book value of our assets but, based on advice from Sutter Securities, concluded that such analysis would almost surely value a pre-split share of the Company’s Common Stock at less than the value determined by Sutter Securities and understate the value per pre-split share of the Company’s Common Stock. In reaching their independent conclusions, each of the Board and Sutter Securities noted that the net book value of our assets is based on historical cost and does not represent the current value of the Company. Based on advice from Sutter Securities, the Board determined that historical book value should be adjusted to reflect the current value of our assets and to value the Company accurately and that, because the analysis of Sutter Securities adjusted our net assets to include their current market value net of tax effect, the valuation of Sutter Securities represents the current net asset value of the Company.
      Therefore, based on Sutter Securities’ advice, the Board concluded that analysis of the liquidation value, going concern value and net book value of our assets would understate the fair value per pre-split share of the Company and that a calculation of the fair value per pre-split share of the Company based on the net present value of our net assets, as conducted by Sutter Securities, would be more accurate.
      You can read more about Sutter Securities’ analysis under the section entitled “Fairness of the Reverse/ Forward Stock Split to Stockholders — Opinion of Sutter Securities” in this Information Statement.
      The Board determined that the primary additional factor supporting the fairness of the Reverse/Forward Stock Split to those unaffiliated stockholders who will be continuing stockholders of the Company is the cost reduction anticipated to result from the transaction. Stockholders who continue to hold an equity interest in the Company will benefit from the future cost savings expected to be realized from the termination of our public company status, estimated to be not less than $393,000 annually before taxes.
      The Board determined that certain additional factors supported the fairness of the Reverse/ Forward Stock Split to those unaffiliated stockholders whose shares will be cashed out, including:

•	Immediate cash payment. Those stockholders who own less than 3,000 shares of our pre-split Common Stock will receive an immediate cash payment of $8.95 per pre-split share and will not pay the commissions that such stockholders would have to pay if they attempted to sell their shares in the open market.

•	Current and historical market prices for our Common Stock. The proposed transaction price of $8.95 per pre-split share of Common Stock compares favorably to the bid prices of our Common Stock over the past 12 months, as well as to the bid price of our Common Stock prior to the public announcement of the Reverse/ Forward Stock Split on March 31, 2005. Our Common Stock bid price is the highest price that a buyer will pay at any given time to purchase a specified number of shares of our stock. The $8.95 transaction price represents a premium of 14.6% and 13.6% over our Common Stock’s closing bid price for the 12-month and 30-day periods, respectively, immediately preceding the announcement of the Reverse/ Forward Stock Split. As discussed above, in addition to receiving a premium to the trading price of our Common Stock on any shares cashed out as a result of the Reverse/ Forward Stock Split, such stockholders will achieve liquidity without incurring brokerage costs. Furthermore, the Board considered that, with limited liquidity in the public market for our Common Stock, only a small portion of our unaffiliated stockholders would have been able to attain the bid prices before the stock price decreased measurably.

•	Undiscounted Price. The proposed transaction price of $8.95 per pre-split share does not include any discount for the lack of liquidity of our Common Stock or for the minority status of the shares of our Common Stock owned by unaffiliated stockholders.

•	Purchase prices paid in recent repurchases of Common Stock. Since January 1, 2003 through July 15, 2005, we have repurchased our Common Stock through open market purchases. The following table provides certain information concerning those repurchases.

	Number of Shares
Year	Repurchased	Price Range	Average Price

2005 (through July 15)	0	—	—
2004	5,800	$7.12	$7.12
2003	88,693	$8.05-8.37	$8.08
      The Board determined that certain additional factors supported the fairness of the Reverse/Forward Stock Split to all of our unaffiliated stockholders, including:

•	Purchases to continue stock ownership. Stockholders may, depending on the availability of shares for purchase and the number of shares they currently hold, elect to remain stockholders of the Company by acquiring sufficient additional shares so that they will hold at least 3,000 shares of Common Stock in their account immediately prior to the Reverse/ Forward Stock Split, which allows them to control the decision to remain stockholders after the Reverse/ Forward Stock Split is effected or to receive cash consideration offered in connection with the Reverse/ Forward Stock Split.

•	Sales or transfers to discontinue stock ownership. Stockholders who would otherwise retain an equity interest in the Company after the completion of the Reverse/ Forward Stock Split may, depending on the demand for their shares, have some control as to whether they will retain an interest in the Company by selling or transferring shares of Common Stock prior to the effectiveness of the Reverse/ Forward Stock Split to bring their equity interest to below 3,000 shares, and, therefore, be in a position to be cashed out pursuant to the Reverse/ Forward Stock Split. However, stockholders contemplating such sales or transfers should note that, although the Reverse/ Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/ Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/ Forward Stock Split is in the best interests of the Company. In particular, if on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/ Forward Stock Split exceeds $3,000,000, excluding transaction costs and fees, the Board reserves the right not to effect the Reverse/ Forward Stock Split.

•	No firm offers to acquire control of the Company. We have not received, during the past two years and including the period after March 31, 2005, the date of filing our preliminary Information Statement containing expanded information about the Company, any firm offers for the merger or consolidation of the Company with or into another company, or vice versa, or the sale or transfer of all or substantially all of our assets to another company, or a purchase of our securities by another person that would involve a change in control of the Company. During the past two years, we have received indirect, preliminary inquiries with respect to such transactions. However, we did not pursue these inquiries because we had no evidence that such inquiries were serious or would result in offers on terms and at a price that would be fair to the Company or our stockholders, and such inquiries did not result in any firm offers.

•	Stockholder rights. The Reverse/ Forward Stock Split will not materially change the rights, preferences or limitations of those stockholders who will retain an interest in the Company subsequent to the consummation of the Reverse/ Forward Stock Split.

•	Uncertainty and Risk involving Tempe, AZ Property. Morgan Bank’s decision in September 2003 not to renew the lease agreement relating to our property in Tempe, Arizona, and subsequent decision to vacate the facility by August 31, 2005, may adversely impact our revenues and, in turn, the value of our most significant asset. We may be able to locate a new tenant or tenants by August 31, 2005, or soon thereafter, which would prevent a decrease in our revenues and in the value of the Tempe property. However, given the size of the property and the difficulty we have faced to date in obtaining any tenants for all or a significant portion of the facility, Morgan Bank’s decision could also require the Company (i) to maintain and operate the vacant building for a significant period of time, incurring, among other costs and expenses, property management fees and property taxes, and (ii) to advance or expend substantial funds to make tenant improvements in connection with a re-leasing of the building. In connection with the marketing of the Tempe building to prospective tenants, the Company, from time to time since December 2003, has held preliminary discussions with various prospective tenants who have expressed interest in leasing the Tempe building or a portion thereof. To date, however, the Company has not received any lease proposals on acceptable economic terms from a creditworthy prospective tenant.

Fairness Opinion
      We engaged Sutter Securities to advise the Board as to the fair value per pre-split share of our Common Stock and deliver an opinion as to whether the Reverse/ Forward Stock Split is fair, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. The methods used by Sutter Securities in evaluating and analyzing the proposed Reverse/ Forward Stock Split are discussed in detail below under the caption “Fairness of the Reverse/ Forward Stock Split — Opinion of Sutter Securities” in this Information Statement.
Procedural Fairness to All Stockholders
      The Board determined that the Reverse/ Forward Stock Split is procedurally fair to all unaffiliated stockholders, including both stockholders who will receive cash payments in connection with the Reverse/ Forward Stock Split and will not be continuing stockholders of the Company and stockholders who will retain an equity interest in the Company. In reaching this conclusion, the Board determined that our receipt of a valuation from Sutter Securities was a critical procedural safeguard protecting the interests of all unaffiliated stockholders. Sutter Securities provided an opinion with respect to the fairness, from a financial point of view, of the Reverse/ Forward Stock Split to holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. In connection with providing its fairness opinion, Sutter Securities conducted an independent valuation of the Company and determined the fair value per pre-split share of our Common Stock.
      We had no relationship with Sutter Securities prior to this transaction. Further, Sutter Securities did not ask us to provide, and we did not provide, any input regarding the valuation methodology or conclusions of Sutter Securities. Rather, Sutter Securities determined its own methodology and conclusions rather than simply rendering a fairness opinion as to a price established by the Board. Gilbert E. Matthews, Chairman of the Board and Senior Managing Director of Sutter Securities, who conducted the valuation of the Company on behalf of Sutter Securities, has more than 45 years of experience in investment banking. From 1970 through 1995, Mr. Matthews was Chairman of the Valuation Committee of Bear, Stearns & Co. Inc. and its predecessor partnership, Bear, Stearns & Co., which committee was responsible for all opinions and valuations issued by that firm.
      The Board relied significantly on the independent determination by Sutter Securities of the price at which shares of pre-split Common Stock would be cashed out in the Reverse/Forward Stock Split in determining that the Reverse/Forward Stock Split is procedurally fair to the stockholders whose shares would be cashed out. Unlike many transactions, the Board relied on an independent party to determine the price, rather than simply render an opinion as to the fairness of that price. Moreover, Sutter Securities, rather than the Board, determined its own methodology for determining the price at which shares would be cashed out. In addition, the procedural fairness to unaffiliated stockholders is supported by the fact that a stockholder can decide whether to remain a stockholder or be cashed out by buying or selling shares in the stock market so as to hold more or less than 3,000 shares of Common Stock immediately prior to the Reverse/Forward Stock Split.
      The Board also relied significantly on the independent determination by Sutter Securities of the price at which shares of pre-split Common Stock would be cashed out in the Reverse/Forward Stock Split to conclude that the Reverse/Forward Stock Split is procedurally fair to the stockholders who would remain stockholders after the transaction, in this case because the independent determination demonstrates that the Company was not paying more than fair market value for the shares that will be cashed out. The procedural fairness to unaffiliated stockholders is supported by the fact that a stockholder can decide whether to remain a stockholder or be cashed out by buying or selling shares in the stock market so as to hold less than 3,000 shares of Common Stock immediately prior to the Reverse/Forward Stock Split.
      The Board noted that the economic interests of both stockholders who would be cashed out and stockholders who would remain stockholders after the Reverse/Forward Stock Split were represented on the Board, which unanimously approved the Reverse/ Forward Stock Split. Directors Brian P. Burns and Paul Woodberry, who currently beneficially own 47.8% and 1.8% of the Company’s outstanding capital stock, as of July 15, 2005, will not receive cash payments for their pre-split shares and will be continuing stockholders of the Company. Directors Daniel S. Mason and Ralph T. McElvenny, Jr. will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company, although they will hold options to purchase shares of our Common Stock. See also the information under the captions “Interests of Certain Persons” and “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.
      At the Board’s request, management proposed to the Board the terms and conditions of the Reverse/ Forward Stock Split, including the price per pre-split share determined by Sutter Securities. The Board reviewed management’s proposal and unanimously concluded that the Reverse/ Forward Stock Split is in our best interests and the best interests of all of our unaffiliated stockholders.
      The Board considered at length creating a Special Committee composed solely of independent, disinterested directors and retaining independent counsel for such committee. However, we have a limited number of independent, disinterested directors and the Board did not believe that it would be prudent to add additional directors unfamiliar with the Company and its business and assets solely for the purpose of evaluating the Reverse/ Forward Stock Split. Further, creating a Special Committee by hiring new directors and retaining independent counsel for such a committee would significantly increase the cost of the Reverse/ Forward Stock Split, which could in turn reduce the amount available to pay stockholders who receive cash following the Reverse/Forward Stock Split. In light of its determination that the interests of unaffiliated stockholders were protected by (i) our receipt of a valuation and a fairness opinion from Sutter Securities, (ii) the representation of both stockholders who would be cashed out and stockholders who would remain stockholders after the Reverse/Forward Stock Split on the Board and (iii) the ability of unaffiliated stockholders to decide whether or not to remain stockholders following the Reverse/Forward Stock Split by buying or selling shares of Common Stock in the stock market, the Board did not create a Special Committee or retain independent counsel.

      The Board determined not to condition the approval of the Reverse/ Forward Stock Split on approval by a majority of unaffiliated stockholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated stockholders who will be cashed out in the transaction because 81.4% of the shares held by unaffiliated stockholders are held by stockholders who would not be cashed out in the Reverse/ Forward Stock Split and who may therefore have different interests from the unaffiliated stockholders who would be cashed out in the Reverse/ Forward Stock Split. In addition, based on information available to us, approximately 40% of our holders hold fewer than 100 shares of our Common Stock, and approximately 75% of our holders hold fewer than 1,000 shares of our Common Stock. Perhaps because of the small number of shares that they hold, the Board believes that these stockholders, many of whom the Board believes obtained their shares in connection with the merger of the Company’s predecessor and IDS Realty Trust in 1980, have historically been inactive and have not consistently voted their shares at meetings of the stockholders. The Reverse/ Forward Stock Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted. Finally, the Board also noted that the vote of a majority of unaffiliated shareholders was not required under Delaware law.
      Further, the Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders. Retaining an unaffiliated representative on behalf of the unaffiliated stockholders would be an added expense of the Reverse/Forward Stock Split and would not affect the outcome of the transaction because a majority vote of the unaffiliated stockholders is not required under applicable law.
      The Board did not grant unaffiliated stockholders access to our corporate files, except as provided under the Delaware General Corporation Law, nor did it extend the right to retain counsel or appraisal services at our expense. With respect to unaffiliated stockholders’ access to our corporate files, the Board determined that this Information Statement, together with our other filings with the Commission, provide adequate information for unaffiliated stockholders. The Board also considered the fact that under the Delaware General Corporation Law and subject to specified conditions set forth under Delaware law, stockholders have the right to review our relevant books and records of account. In deciding not to adopt these additional procedures, the Board also took into account factors such as our size and financial capacity and the costs of such procedures.
      The Board determined that the process leading up to the approval of the Reverse/Forward Stock Split was procedurally fair to the stockholders because of the representation of both stockholders who would be cashed out and stockholders who would remain stockholders after the Reverse/Forward Stock Split on the Board, the structural fairness of the Reverse/Forward Stock Split and the safeguards that the Board did put into place. The critical procedural safeguard that the Board used was our engagement of Sutter Securities not only to render an opinion as to the fairness, from a financial point of view, of the Reverse/Forward Stock Split to holders of shares of the Company’s common stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company, but first to determine independently the fair value of our pre-split shares. While Sutter Securities expresses no opinion as to the fairness of the Reverse/Forward Stock Split to our continuing stockholders, the Board relied significantly on the independent determination of Sutter Securities of the price at which shares of pre-split Common Stock would be cashed out in the Reverse/Forward Stock Split to conclude that the Reverse/Forward Stock Split is procedurally fair to the stockholders who would remain stockholders after the transaction, in this case because the independent determination demonstrates that the Company was not paying more than fair market value for the shares that will be cashed out. See also information under the captions “Fairness of the Reverse/Forward Stock Split to Stockholders — Opinion of Sutter Securities” and “Special Factors — Background of the Reverse/Forward Stock Split” in this Information Statement.
Opinion of Sutter Securities
      Sutter Securities advised the Board as to the fair value per pre-split share of our Common Stock and on March 28, 2005, provided an opinion to the Board, effective February 28, 2005, that, as of the date of such opinion, the proposed Reverse/Forward Stock Split was fair, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. Sutter Securities provided an updated opinion to the Board on

July 21, 2005. The full text of the updated opinion, which sets forth assumptions made, matters considered, procedures followed and the qualifications and limitations on the scope of the review undertaken by Sutter Securities in rendering its opinion, is attached as Annex B to this Information Statement and is incorporated herein by reference. Sutter Securities’ opinion is for the use of the Board and addresses the fairness, from a financial point of view, of the Reverse/Forward Stock Split to holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. Sutter Securities expresses no opinion as to the fairness of the Reverse/Forward Stock Split to our continuing stockholders. The opinion does not address the relative merits of the Reverse/Forward Stock Split or the other business strategies that the Board considered, nor does it address the decision of the Board to recommend or proceed with the Reverse/Forward Stock Split. Sutter Securities was not requested to, and did not, participate in or provide advice with respect to the structuring of the Reverse/Forward Stock Split. Further, Sutter Securities was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Holders of shares of Common Stock are urged to, and should, read the opinion in its entirety.
      On July 21, 2005, Sutter Securities updated its March 28, 2005 presentation to the Board regarding the various analyses performed in conjunction with arriving at their opinion. Sutter Securities’ written presentations can be found in Exhibit (c.2) to the Transaction Statement on Schedule 13e-3 filed by us with the Commission on March 31, 2005 and Exhibit (c.5) to the amended Transaction Statement on Schedule 13e-3/A filed by us with the Commission on July 22, 2005, respectively.
      On October 11, 2004, we retained Sutter Securities to advise the Board as to the fair value per pre-split share of our Common Stock and to render an opinion to the Board as to the fairness of the Reverse/Forward Stock Split, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. Pursuant to the terms of Sutter Securities’ engagement letter with us, dated October 11, 2004 (the “Sutter Engagement Letter”), for services rendered by Sutter Securities, we will pay Sutter Securities an aggregate cash fee of $65,000. We also agreed to reimburse Sutter Securities for all reasonable out-of-pocket expenses incurred by Sutter Securities in connection with the matters contemplated by the Sutter Engagement Letter. In addition, we agreed to indemnify and hold harmless Sutter Securities, and its affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons within the meaning of the federal securities laws, except for any liability that is found in a final judgment of a court of competent jurisdiction to have resulted primarily and directly from the gross negligence or willful misconduct of Sutter Securities. We had no relationship with Sutter Securities prior to retaining them on October 11, 2004 in connection with the Reverse/Forward Stock Split.
      Sutter Securities (i) reviewed this Information Statement in substantially final form; (ii) reviewed our Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2003 and 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; (iii) reviewed certain non-public operating and financial information, including projections, provided to Sutter Securities by us relating to our business and its prospects; (iv) met with members of our senior management to discuss our operations, historical financial statements and future prospects; (v) visited our properties in Tempe, Arizona and Pasco County, Florida; (vi) reviewed the appraisal of the Tempe property received by Sutter Securities from Kalinowski & Associates, Inc., an independent real estate appraisal firm retained by Sutter Securities (the “Appraiser”), dated February 17, 2005, as updated on July 13, 2005; (vii) reviewed the historical market prices and trading volume of our shares of Common Stock; and (viii) conducted such other studies, analyses, inquiries and investigations as Sutter Securities deemed appropriate.
      In preparing and rendering its opinion, Sutter Securities relied upon and assumed the accuracy and completeness of the financial and other information provided to Sutter Securities by us. With respect to the Company’s projected cash flows, Sutter Securities assumed that the projections were reasonably prepared on bases reflecting the best currently available estimates and judgment of our management. Sutter Securities did not assume any responsibility for or independently verify the information or projections provided by us and further relied upon the assurances of our management that we are unaware of any facts that would make the information or projections provided to Sutter Securities incomplete or misleading. In arriving at its opinion,

Sutter Securities did not itself perform any independent appraisal of our assets but did engage the Appraiser to appraise our Tempe, Arizona property and received its appraisal. Sutter Securities’ opinion is necessarily based on economic, market and other conditions, and the information made available to it, as of the date of the opinion. Sutter Securities’ opinion did not predict or take into account any possible economic, monetary or other changes which may occur, or information which may become available, after the date of its written opinion.
      Sutter Securities’ opinion and financial analyses were two of the many factors considered by the Board in its evaluation of the Reverse/ Forward Stock Split and should not be viewed as determinative of the view of the Board with respect to the Reverse/ Forward Stock Split or the cash consideration payable to holders of Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company.
      The following is a summary of the material financial analyses performed by Sutter Securities in connection with its opinion. The preparation of a fairness opinion involves complex considerations and various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, an opinion is not readily susceptible to summary description. Each of the analyses conducted by Sutter Securities was carried out in order to provide a different perspective on the Reverse/ Forward Stock Split and to add to the total mix of information available. Sutter Securities did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the per share cash consideration payable to holders of the Common Stock who will hold fractional shares immediately following the Reverse/ Forward Stock Split. Rather, in reaching its conclusion, Sutter Securities relied upon the results of the analyses taken as a whole and also on application of Sutter Securities’ own experience and judgment. Accordingly, notwithstanding the separate factors summarized below, Sutter Securities has indicated to the Board that it believes that consideration of some of the relevant analyses and factors, without considering all analyses and factors, could create an incomplete or inaccurate view of the evaluation process underlying Sutter Securities’ opinion. The analyses performed by Sutter Securities are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.
      Sutter Securities valued the principal assets of the Company using the discounted cash flow value method.
      Tempe, Arizona Property. Sutter Securities, with our consent, hired the Appraiser to appraise the value of the Tempe building. We and Sutter Securities evaluated three real estate appraisal firms (including the Appraiser) and Sutter Securities selected the Appraiser based on its experience. The Appraiser is a leading real estate appraisal firm based in the greater Phoenix, Arizona area. Richard J. Kalinowski, Jr., MAI, the individual at the Appraiser who performed the appraisal, has been an appraiser since 1972. The Appraiser was paid $5,000 for its services. We did not have a material relationship with the Appraiser during the past two years.
      Sutter Securities based its valuation of the Tempe office building on the appraisal performed by the Appraiser. The Appraiser’s written appraisal can be found in Exhibit (c.4) to the Transaction Statement on Schedule 13e-3 filed by us with the Commission on March 31, 2005, and the update to the Appraiser’s written appraisal can be found on Exhibit (c.6) to the Transaction Statement on Schedule 13e-3/A filed by us with the Commission on July 22, 2005. The Appraiser valued the building at $13,125,000 assuming that it would be leased by a single tenant and $14,025,000 assuming multiple tenants, based on the Appraiser’s projections of cash flows after the final expiration of the Morgan Bank lease. In the multiple-tenant scenario, the Appraiser assumed that we would obtain multiple tenants over the course of a three-year absorption period. Sutter Securities relied on the appraisal assuming multiple tenants, and adjusted the valuation by deducting the present value of taxes and a 6% broker’s fee that would be payable if we were to sell the Tempe office building in 2015, the final year of the Appraiser’s projection, at the terminal value used in the Appraiser’s discounted cash flow calculation. We informed Sutter Securities that the appropriate tax rate was 38.8% and that the tax basis of the building as of May 31, 2005 was $1,207,000. The tax basis decreases by $86,000 annually through depreciation. Sutter Securities adjusted the assumed sale price for cost of sale, and discounted the deferred tax liability at 10% per annum. The discount rate equals the sum of (i) the risk-free rate, which is the current rate of return for United States government securities of similar maturity and (ii) the risk premium, which is the reward a reasonable investor would require to accept the uncertain outcomes associated with the expected cash flows of an asset. (The risk premium equals the extra return an investor would expect to achieve over the return from risk-free assets on average.) In the case of the Tempe property, Sutter Securities noted that 10% was the same discount rate used by the Appraiser and a customary rate for discounting real estate cash flows in current markets. Sutter Securities determined that the present value of the Tempe office building, adjusted for the factors listed above, was approximately $10.1 million.
      Pasco County, Florida Properties. Sutter Securities valued our remaining properties in Pasco County, Florida based on assumptions supplied by us with respect to (i) the timing and pricing of sales of such properties; (ii) related transaction costs, such as commissions and other closing costs; (iii) carrying costs, such as county property taxes, community development district assessments and professional service fees; and (iv) the cost of an access road we are required to construct.
      We provided Sutter Securities with “best case” and “worst case” assumptions about each of these variables relating to our assets in Pasco County:
Best Case Scenario

Increase in Cash:
Sales proceeds (including interest income)		$13,220,000

		$13,220,000

Decrease in Cash:
Sales costs:
Commissions and fees	$(1,154,500)
Closing costs	$(36,000)
Legal fees and other	$(110,000)	$(1,300,500)

Carrying costs
Community Development District (“CDD”) bond assessments	$(92,809)
CDD operating and maintenance assessments	$(67,004)
County real estate taxes	$(102,480)	$(262,293)

Access road and other costs		$(631,500)

		$(2,194,293)

Net Cash Flow		$11,025,707

•	Sales Price: We assumed we would be able to sell each remaining parcel of land at the highest prices at which our commercial broker is currently marketing and listing such parcels, for a projected aggregate sales price of $13,220,000, including $270,000 of interest income from a projected installment sale.

•	Sales Date: We assumed that we would be able to sell each remaining parcel reasonably quickly, on the short end of the normal range of sales periods for similar land sales, resulting in expected sale dates for the various parcels ranging from September 30, 2005 to March 31, 2006. Such timing resulted in relatively low projected carrying costs of approximately $93,000, $67,000 and $102,000, for CDD bond assessments, CDD operating and maintenance assessments and county property taxes, respectively.

•	Sales Costs: We assumed that our aggregate sales costs for each remaining parcel would be on the low end of the normal range of costs for similar land sales and would range from 5% to 12% of the sales price. Based on these assumptions, we projected that our sales costs would be $1,154,500, $36,000 and $110,000, for commissions and fees, closing costs, and legal fees and other costs, respectively.

•	Access Road and Other Costs: We assumed that our miscellaneous costs would be limited to the currently projected $631,500 (inclusive of park access road construction costs) and that we would not incur any additional regulatory, environmental, or other costs.
Worst Case Scenario

Increase in Cash:
Sales proceeds (including interest income)		$12,070,000

		$12,070,000

Decrease in Cash:
Sales costs:
Commissions and fees	$(1,298,000)
Closing costs	$(40,000)
Legal fees and other	$(173,000)	$(1,511,000)

Carrying costs
CDD bond assessments	$(356,164)
CDD operating and maintenance assessments	$(278,864)
County real estate taxes	$(164,436)	$(799,464)

Access road and other costs		$(1,110,000)

		$(3,420,464)

Net Cash Flow		$8,649,536

•	Sales Price: We assumed that we would have to discount certain remaining parcels of land relative to the prices at which our commercial broker is currently marketing and listing such parcels, for a projected aggregate sales price of $12,070,000, including $270,000 of interest income from a projected installment sale. The projected aggregate sales price was $1,150,000 less than the projected amount in the best case scenario.

•	Sales Date: We assumed that we would encounter delays in land sales of up to six months for each parcel relative to our best case scenario, resulting in expected sale dates for the various parcels ranging from March 31, 2006 to June 30, 2007. Such delays would result in additional carrying costs, relative to our best case scenario, of approximately $263,000, $212,000 and $62,000, for CDD bond assessments, CDD operating and maintenance assessments and county property taxes, respectively.

•	Sales Costs: We assumed that our aggregate sales costs for each remaining parcel would be on the high end of the normal range of costs for similar land sales and would range from 11% to 13% of the sales price. Based on these assumptions, we projected that we would incur additional costs of $143,500, $4,000 and $63,000 for commissions and fees, closing costs and legal fees and other costs, respectively, relative to the best case scenario.

•	Access Road and Other Costs: We assumed that we would incur $478,500 of park access road construction, regulatory, environmental or miscellaneous costs, in addition to the currently projected $631,500.
      Sutter Securities calculated the present value of the net proceeds to be received in both the best case and the worst case scenarios. Sutter Securities applied a 10% discount rate after reviewing the risks and uncertainties associated with our assets in Pasco County, Florida, including, among other things, uncertainties affecting the Tampa real estate market, sensitivity to rising mortgage interest rates, competitive residential and commercial developments in Tampa, the need for regulatory and environmental approvals and the risk and costs of potential construction delays. In addition, Sutter Securities noted that a discount rate of 10% was customarily used in valuing expected cash flows from real estate and was also equal to the discount rate used by the Appraiser in connection with the appraisal of the Tempe office building.
      After applying this discount rate, Sutter Securities calculated the present values to be approximately $9.983 million for the best case scenario and approximately $7.039 million for the worst case scenario. Sutter Securities then adjusted these values by taking into account the taxes that would be payable on these net proceeds. Since the tax basis of these properties was approximately $2.822 million, the after-tax values (after deducting taxes at an assumed tax rate of 38.8%) were approximately $7.204 million and $5.403 million, respectively. Sutter Securities averaged these numbers by giving equal weight to both the best case and the worst case scenarios, and valued our properties in Pasco County at approximately $6.304 million.
      Mortgage Receivables. We also own mortgage receivables with respect to real estate loans in Texas and Tennessee. We informed Sutter Securities that the aggregate principal amount, and the tax basis, of our mortgage receivable assets in Texas was $572,000 as of May 31, 2005. Sutter Securities valued these Texas mortgages at par value. Sutter Securities valued our Tennessee mortgage (the “Tennessee Mortgage”) based on “best case” and “worst case” assumptions provided by us, using a discount rate of 15% for the best case and 12% for the worst case based on the relative risk and uncertainty of each scenario. We informed Sutter Securities that, as of May 31, 2005, the carrying value and tax basis of the Tennessee Mortgage net of a deferred gain, were $340,000 and $393,000, respectively. The Tennessee Mortgage, which has a face value of $1,000,000, is payable when the purchaser of the underlying real estate sells the property. In addition, the receipt of cash from the Tennessee Mortgage will be a taxable event for us. In our best case scenario, we assumed that we would receive cash payments for the principal portion of the Tennessee Mortgage in amounts of $333,333 each, two, four and five years, respectively, from the date of issuance of the mortgage. In our worst case scenario, we assumed that we would receive such payments three, five and six years, respectively, from the date of issuance of the mortgage. In both scenarios, we assumed an interest rate of 4.02% per annum, the rate in effect at May 31, 2005, during the second six months of the Tennessee Mortgage’s maturity period, and a rate of 4.50% per annum thereafter. Based on these assumptions, we projected that interest income through maturity would be approximately $140,000 and $185,000 in the best and worst case scenarios, respectively. In addition, in both scenarios we assumed that an $18,000 commission would be paid upon receipt of the first principal payment. Sutter Securities used higher discount rates for the valuation of the Tennessee Mortgage than for the valuation of the Tempe office building or our properties in Pasco County, Florida, in view of the risks and uncertainties associated with the Tennessee Mortgage, including, among other things, the speculative nature of new real estate developments, the location of the development in a relatively undeveloped retail area, the lack of operational history, the limited collateral supporting the collection of the Tennessee Mortgage, the need for regulatory and environmental approvals, the sensitivity to rising mortgage interest rates and competitive commercial developments in Nashville, Tennessee. Based on (i) our assumptions regarding when we would receive our principal payments and (ii) the discount rates applied by Sutter Securities, Sutter Securities determined that the present value of the Tennessee Mortgage was $864,000 in the best case scenario and $768,000 in the worst case scenario. Sutter Securities averaged these numbers by giving equal weight to both the best case and the worst case scenarios, and valued the Tennessee Mortgage at a present value of $652,000, net of a tax effect of $164,000.
      Other Assets. We also provided Sutter Securities with information with respect to the value of our other assets at May 31, 2005. Sutter Securities valued all other assets (primarily cash) at their face value, except that Sutter Securities added the deferred tax benefit of the unrealized loss on our marketable securities. As of May 31, 2005, we had cash of approximately $15.331 million, and marketable securities with a market value of approximately $992,000 and a cost basis of approximately $1.078 million. Net of tax effect, the value of our marketable securities was approximately $1.025 million. Sutter Securities added other receivables of $585,000, other assets of $266,000, and deducted accounts payable of $810,000. Sutter Securities also added 38.8% of our tax loss carryforward of approximately $3.896 million, or approximately $1.512 million.
      Expenses. Sutter Securities then took into account the present value of the expenses of operating the Company. Our corporate expenses are currently approximately $2.2 million per year. Based on our advice that we were likely to complete the disposition of the land in Pasco County, Florida and the renovation and releasing of the Tempe, Arizona office building in three to four years, Sutter Securities determined that it was appropriate to deduct corporate expenses for three years from its initial valuation date. It calculated the present value of the expenses, net of taxes at 38.8%, discounted at 6% per annum. On this basis, the present value of the corporate expenses as of May 31, 2005 was approximately $3.425 million.
      Based of the foregoing, Sutter Securities determined that the aggregate value of the Company was approximately $32.1 million. In order to calculate the value per share of the Company’s stock on a fully diluted basis, Sutter Securities assumed the exercise of all dilutive stock options, and added the assumed proceeds of approximately $3.7 million (including tax effect) to the aggregate value of the Company. Sutter Securities then divided the resulting total of approximately $35.8 million by 3.999 million shares, the total number of all outstanding shares and dilutive stock options. Based on this computation, Sutter Securities advised the Board that the fair value of the Company, as of May 31, 2005, was $8.95 per share.
      The following is a tabular summary of the analysis of Sutter Securities:
VALUES, NET OF TAX EFFECT, AT MAY 31, 2005

$(000)
Cash and cash equivalents	15,331
Marketable securities	1,025
Mortgage loans — Texas	572
Mortgage loans — Tennessee	652
Other receivables	585
Tempe office building	10,099
Tampa land	6,304
Prepaid expenses and taxes	266
Accounts payable	(810)
Tax loss carryforward	1,512
Operating expenses for 3 years	(3,425)

Total Net Assets	32,111
Proceeds pro forma for option exercise	3,671

35,782

Shares pro forma for option exercise (000)	3,999
Value per share	$8.95

      Sutter Securities noted that from January 2003 to March 27, 2005, our shares of Common Stock traded, on average, seven days per month, with average monthly trading volume of approximately 12,000 shares. It also noted that, during that period, the shares of Common Stock had traded at a high of $9.35 in September 2003 and a low of $7.00 in September 2004. Sutter Securities concluded that the thin trading in our shares of Common Stock significantly limited the usefulness of historical market prices as a valuation standard. Sutter Securities noted that the trading price of shares of our Common Stock subsequent to the announcement of the Reverse/Forward Stock Split was initially close to and subsequently lower than the initially announced price of $8.88.
      Sutter Securities determined that the comparable company methodology, a standard approach for valuing companies, is not appropriate for valuing the Company because the Company is not generating income from its operations.
      In preparing its valuation, Sutter Securities applied no discounts for the lack of liquidity of our Common Stock or for the minority status of the shares in public hands.

Fairness Determination by Brian P. Burns
      Brian P. Burns, who has been deemed a “filing person” for purposes of Schedule 13E-3, has adopted the analysis and conclusions of our Board regarding the material factors upon which it was determined that the Reverse/Forward Stock Split is procedurally and substantively fair to our unaffiliated stockholders, both to stockholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company and to stockholders who will retain an equity interest in the Company.
Termination of Exchange Act Registration
      Our Common Stock is currently registered under the Exchange Act and quoted on the Nasdaq National Market System. We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of July 5, 2005, we had approximately 870 holders of our Common Stock. Upon the effectiveness of the Reverse/ Forward Stock Split, we expect to have approximately 110 holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act and to delist our Common Stock from the Nasdaq National Market System as promptly as possible after the Effective Date.
      Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our stockholders. After we become a privately-held company, our stockholders will have access to our corporate books and records to the extent provided by the Delaware General Corporation Law, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to us and our stockholders.
      Termination of registration under the Exchange Act also will make many of the provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, affiliate stockholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, there will no longer be a public market for our Common Stock, and market makers will not be able to make a market in our Common Stock.
      We estimate that termination of registration of our Common Stock under the Exchange Act will save us an estimated $393,000 per year in legal, accounting, printing and other expenses, and will also enable our management to devote more time to our operations. See also information under the caption “Special Factors — Reasons for and Purposes of the Reverse/ Forward Stock Split” in this Information Statement.
DESCRIPTION OF THE REVERSE/ FORWARD STOCK SPLIT
Amendments of Certificate of Incorporation to Effect the Reverse/ Forward Stock Split
      The Board determined that it is advisable to amend our Certificate of Incorporation to effect a 1-for-3,000 Reverse Split of Common Stock immediately followed by a 3,000-for-1 Forward Split of Common Stock, and to provide for the cash payment of $8.95 per pre-split share in lieu of fractional shares of Common Stock that would otherwise be issued following the Reverse Split.
Regulatory Approvals
      Aside from stockholder approval of the Certificates of Amendment, which has been obtained, the amendment is not subject to any regulatory approvals.
Vote Required
      A majority of the votes entitled to be cast at a special meeting by holders of the issued and outstanding shares of Common Stock was required to approve the Reverse/ Forward Stock Split. Approximately 54.0% of the Common Stock beneficially owned or controlled on the Record Date by all our directors and two executive officers was voted in favor of the Reverse/ Forward Stock Split. We have received the written consent of stockholders holding in aggregate 54.0% of the issued and outstanding shares of Common Stock. No special meeting of stockholders is required under Delaware law, since the requisite vote for adoption of the Reverse/ Forward Stock Split has been obtained and the vote of other stockholders is not necessary.
      The Board determined not to condition the approval of the Reverse/ Forward Stock Split on approval by a majority of unaffiliated stockholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated stockholders who will be cashed out in the transaction because 81.4% of the shares held by unaffiliated stockholders are held by stockholders who would not be cashed out in the Reverse/ Forward Stock Split and who may therefore have different interests from the unaffiliated stockholders who would be cashed out in the Reverse/Forward Stock Split. In addition, based on information available to us, approximately 40% of our holders hold fewer than 100 shares of our Common Stock, and approximately 75% of our holders hold fewer than 1,000 shares of our Common Stock. Perhaps because of the small number of shares that they hold, the Board believes that these stockholders, many of whom the Board believes obtained their shares in connection with the merger of the Company’s predecessor and IDS Realty Trust in 1980, have historically been inactive and have not consistently voted their shares at meetings of the stockholders. The Reverse/Forward Stock Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted. Finally, the Board also noted that the vote of a majority of unaffiliated shareholders was not required under Delaware law.
Holders as of Effective Date; Net Effect After Reverse/Forward Stock Split
      Stockholders holding fewer than 3,000 pre-split shares of Common Stock will be cashed out at a price of $8.95 per share, and the holdings of all other stockholders will be unchanged. Any stockholders whose shares are cashed out will have no continuing equity interest in the Company.
      NOMINEES AND BROKERS ARE EXPECTED TO DELIVER TO THE EXCHANGE AGENT THE BENEFICIAL OWNERSHIP POSITIONS THEY HOLD. HOWEVER, IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES AND WISH TO ENSURE THAT YOUR OWNERSHIP POSITION IS ACCURATELY DELIVERED TO THE COMPANY’S EXCHANGE AGENT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME. NOMINEES AND BROKERS MAY HAVE REQUIRED PROCEDURES. THEREFORE, SUCH HOLDERS SHOULD CONTACT THEIR NOMINEES AND BROKERS TO DETERMINE HOW TO EFFECT THE TRANSFER IN A TIMELY MANNER PRIOR TO THE EFFECTIVE DATE OF THE REVERSE/ FORWARD STOCK SPLIT.
      The proposed Certificates of Amendment are attached as Annexes A-1 and A-2 to this Information Statement. The Reverse/ Forward Stock Split will become effective upon the filing of the proposed Certificates of Amendment with the Office of the Secretary of State of the State of Delaware.
Exchange of Certificates for Cash Payment or Shares
      We will file Certificates of Amendment with the Office of the Secretary of State of the State of Delaware and effect the amendments set forth in Annexes A-1 and A-2 to this Information Statement. The Reverse/ Forward Stock Split will become effective at the times set forth in the Certificates of Amendment. Registrar and Transfer Company has been appointed as the Exchange Agent to carry out the exchange of certificates for cash.
      As soon as practicable after the Effective Date, record holders holding fewer than 3,000 shares will be notified and asked to surrender their certificates representing shares of Common Stock to the Exchange Agent. Record holders owning fewer than 3,000 shares of Common Stock on the Effective Date will receive in exchange a cash payment in the amount of $8.95 per pre-split share. Those record holders beneficially owning at least 3,000 shares of Common Stock will continue to hold the same number of shares of Common Stock.

      If the Reverse/Forward Stock Split is effected, any stockholder owning fewer than 3,000 shares of the currently outstanding Common Stock will cease to have any rights with respect to our Common Stock, except to be paid in cash, as described in this Information Statement. No interest will be paid or accrued on the cash payable to holders of fewer than 3,000 shares after the Reverse/Forward Stock Split is effected.
      No service charges will be payable by stockholders in connection with the exchange of certificates for cash, all expenses of which will be borne by us.
      Nominees (such as a bank or broker) may have required procedures, and a stockholder holding Common Stock in street name should contact his, her or its nominee to determine how the Reverse/Forward Stock Split will affect them. The Exchange Agent appointed by us to carry out the exchange has informed us that nominees are expected to provide beneficial ownership positions to them so that beneficial owners may be treated appropriately in effecting the Reverse/Forward Stock Split. However, if you are a beneficial owner of fewer than 3,000 shares of Common Stock, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner to ensure that you will be considered a holder of record prior to the Effective Date, which is anticipated to be on or after August      , 2005, the date 20 calendar days after the date this Information Statement is first mailed to our stockholders. A stockholder holding fewer than 3,000 shares of Common Stock in street name who does not transfer shares into a record account in a timely manner may not have his or her shares cashed out in connection with the Reverse/Forward Stock Split. For instance, such stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 3,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent.
      In the event that any certificate representing shares of Common Stock is not presented for cash upon request by us, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the appropriate public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee, without interest, at such time as the shares of Common Stock have been properly presented for exchange.
Appraisal Rights
      No appraisal rights are available under either the Delaware General Corporation Law or our Certificate of Incorporation to any stockholder.
FINANCING OF THE REVERSE/ FORWARD STOCK SPLIT
      Completion of the Reverse/ Forward Stock Split will require approximately $3.325 million, which includes approximately $600,000 in insurance, advisory, legal, financial, accounting and other fees and costs related to the transaction. As a result, we will have decreased working capital and borrowing capacity following the Reverse/ Forward Stock Split which may have a material effect on our capitalization, liquidity, results of operations and cash flow. The costs of the transaction and related fees and expenses will be paid from currently available cash held by us. You should read the discussion under the caption “Costs of the Reverse/ Forward Stock Split” in this Information Statement for a description of the fees and expenses we expect to incur in connection with the transaction. However, if on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/ Forward Stock Split exceeds $3,000,000, excluding transaction costs and fees, the Board reserves the right not to effect the Reverse/ Forward Stock Split.
      On March 31, 2005, the Company announced that the Board had approved a Reverse Split ratio of 1 for 4,000 and a Forward Split ratio of 4,000 for 1. The determination of the 1-for-4000 Reverse Split ratio was based, in part, on the Company’s determination of the amount that it was prepared to spend on cashing out fractional shares arising from the Reverse Split. The Company reserved the right not to proceed with the Reverse/ Forward Stock Split in the event that it determined that the amount of cash required to cash out fractional shares would exceed $3,000,000, or if the Company otherwise determined that abandoning the Reverse Stock Split would be in the best interests of the Company. Since the announcement, a number of stockholders have taken action to reduce their holdings to under 4,000 shares and, as of July 5, 2005, the amount required to cash out our fractional shares in a 1-for-4,000 reverse stock split had risen to approximately $4,500,000. For this reason, the Company has reluctantly changed the Reverse Split ratio to 1-for-3,000, with a concomitant change in the Forward Split ratio. The Company reserves the right to abandon the Reverse/ Forward Stock Split in the event that the Company determines that the amount of cash required to cash out fractional shares would exceed $3,000,000 or if the Company otherwise determines that abandoning the Reverse Stock Split would be in the best interests of the Company.
      If stockholders take actions to reduce their holdings to under 3,000 shares (as they did with the 4,000 share threshold), the Company may be forced to make further changes to the ratio or to abandon the Reverse/ Forward Stock Split entirely.
COSTS OF THE REVERSE/ FORWARD STOCK SPLIT
      The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/ Forward Stock Split. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs. Please note that the following estimate of costs does not include the cost of paying for shares of those stockholders holding fewer than 3,000 shares pursuant to the Reverse/ Forward Stock Split. These costs include a director and officer insurance tail policy which we anticipate purchasing upon termination of our public company status. This tail policy will provide coverage for our current directors and officers in lieu of the existing director and officer insurance.

Director and officer insurance tail policy	$30,000
Legal fees	430,000
Transfer and exchange agent fees	15,000
Fees and expenses for Sutter Securities fairness opinion	75,000
Printing and mailing costs	10,000
Commission filing fees	300
Accounting fees	15,000
Miscellaneous	24,700
Total	$600,000
INTERESTS OF CERTAIN PERSONS
      We retained the law firm of Zelle Hofmann, of which Daniel S. Mason, a member of our Board, is a managing partner and member of the Executive Committee, to represent us with reference to certain matters during 2004 and 2003. Aggregate fees for legal services rendered to us by Zelle Hofmann were $64,798 and $235,112 for 2004 and 2003, respectively.
      Brian P. Burns, our Chairman of the Board and Chief Executive Officer, has an employment agreement with the Company, effective July 3, 2003 and terminating December 31, 2008 (the “Term”), pursuant to which Mr. Burns is eligible to receive an annual salary of not less than $265,000. Under this employment agreement, Mr. Burns also is eligible to receive an annual cash bonus not exceeding his base salary. The amount of any bonus is determined by the Board in its discretion based on Mr. Burns’ performance during the applicable year. In the event Mr. Burns’ employment is terminated involuntarily other than for cause (as defined in the employment agreement), or voluntarily in his absolute sole discretion within 180 days following a change in control (as defined in the employment agreement) of the Company, Mr. Burns will be paid the sum of (1) all accrued base salary, bonus compensation, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any of our plans in which Mr. Burns is a participant to the full extent of his rights under such plans, accrued vacation pay, and any appropriate business expenses incurred by him, all to the date of termination, and (2)(i) a lump sum amount equal to Mr. Burns’ base salary (at the rate payable at the date of termination) through the remaining term of the employment agreement, plus (ii) an amount equal to his base salary (at the rate payable at the date of termination) in lieu of a bonus; provided, however, in no event shall such aggregate under clause (2) above be less than two times his base salary. In the event of disability, Mr. Burns will also be entitled to receive 75% of the base salary remaining on his employment contract, minus amounts received from long-term disability insurance provided by the Company, and, in the event of death, we will continue to pay Mr. Burns’ estate or assignee, as applicable, 100% of the base salary through the term of his employment agreement. Mr. Burns will also be eligible to receive certain other benefits.
      Brian P. Burns, our Chairman and Chief Executive Officer, is the father of Brian P. Burns, Jr., who currently serves as our President. Mr. Burns has agreed to recuse himself from certain substantive matters, such as compensation, benefits and terms of employment, involving his son, Brian P. Burns, Jr. There are no other family relationships among any of our directors and executive officers.
      Each of the following persons has entered into a separate Right of First Refusal Agreement with Brian P. Burns, our Chairman and Chief Executive Officer: Stuart B. Aronoff, our Senior Vice President-Operations; Paul Woodberry, Executive Vice President and a director of the Company; and Douglas Post, Vice President, Chief Financial Officer and Treasurer of the Company (each such person is hereafter individually referred to as an “Employee Stockholder”). As of July 15, 2005, the aggregate number of shares of Common Stock over which Mr. Burns has a right of first refusal pursuant to the Right of First Refusal Agreements with the Employee Stockholders is at least 221,766 shares, representing approximately 6.3% of the outstanding shares of Common Stock. The Right of First Refusal Agreements provide that, in the event an Employee Stockholder proposes to sell any shares of Common Stock which the Employee Stockholder owns or acquires after the date of the agreement to any person or entity (other than transfers (i) in connection with a tender offer, merger or other business combination approved by a majority of our Board, (ii) to the Employee Stockholder’s family members, or (iii) to charitable institutions), the Employee Stockholder must notify Mr. Burns and describe the terms of the proposed transfer. Mr. Burns has a right of first refusal to purchase such shares on the terms of the proposed transfer, which is exercisable by giving notice to the Employee Stockholder within three business days following the effective date of the Employee Stockholder’s notice.
      On March 2, 2005, Mr. Burns was granted an extension of a Right of First Refusal and Irrevocable Proxy with respect to 678,200 shares of Common Stock owned by Frederick P. Furth, representing approximately 19.2% of our outstanding Common Stock (the “Furth Shares”), which expires on May 31, 2009 (the “Furth Agreement”). The Furth Agreement provides that Mr. Burns has the sole power to vote, give approvals or consents, call stockholder meetings, give, receive or waive notices of stockholder meetings, and grant proxies to others and exercise similar rights with respect to the Furth Shares. The Furth Agreement also provides that, in the event Mr. Furth proposes to sell any of the Furth Shares to any person or entity (other than transfers (i) to his spouse or issue, (ii) to any trust or custodial account for his or his spouse’s or issue’s sole benefit, (iii) to his personal representative upon his death or (iv) pursuant to a tender or exchange offer, merger or other business combination approved by our Board), Mr. Furth must notify Mr. Burns and describe the terms of the proposed transfer. Within 10 business days following receipt of Mr. Furth’s notice, Mr. Burns has a right of first refusal to purchase the Furth Shares on the same terms of the proposed transfer, which is exercisable by providing notice of exercise to Mr. Furth.
      Except for the purchase of fractional shares from directors Daniel S. Mason and Ralph T. McElvenny, Jr. and executive officer Brian P. Burns, Jr. related to their ownership of 2,000, 3,858 and 1,875 shares of our Common Stock, respectively, we will make no payments to officers and directors in connection with this transaction. The executive officers and directors immediately prior to the transaction will be the executive officers and directors of the Company after the transaction. The Company does not presently have any intent to modify the payments or benefits paid to its directors and officers following the Reverse/Forward Stock Split.
CONDUCT OF THE COMPANY’S BUSINESS AFTER THE REVERSE/ FORWARD STOCK SPLIT
      We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the Reverse/ Forward Stock Split is not anticipated to have any effect upon the conduct of our business. We expect to realize time and cost savings as a result of terminating our public company status. When the Reverse/ Forward Stock Split is consummated, all persons owning fewer than 3,000 shares of Common Stock at the effective time of the Reverse/ Forward Stock Split will no longer have any equity interest in, and will not be stockholders of, the Company, and therefore will not participate in our future potential earnings and growth.
      When the Reverse/ Forward Stock Split is effected, we believe that, based on our stockholder records, approximately 110 holders will remain as holders of Common Stock, beneficially owning 100% of the outstanding Common Stock. Stockholders who currently beneficially own approximately 91.4% of the outstanding Common Stock will beneficially own 100% of the outstanding Common Stock after the Reverse/ Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement. When the Reverse/ Forward Stock Split is effected, members of the Board and our executive officers will beneficially own approximately 59.3% of the outstanding Common Stock.
      We plan, following the consummation of the Reverse/ Forward Stock Split, to become a privately held company. The registration of our Common Stock under the Exchange Act will be terminated and our Common Stock will cease to be listed on the Nasdaq National Market System. In addition, because our Common Stock will no longer be publicly held, we will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and our officers and directors and stockholders owning more than 10% of Common Stock will be relieved of the stock ownership reporting requirements and “short swing” trading restrictions under Section 16 of the Exchange Act. Further, we will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Commission. Among other things, the effect of this change will be to enable us to realize time and cost savings from not having to comply with the requirements of the Exchange Act.
      As stated throughout this Information Statement, we believe that there are significant advantages to effecting the Reverse/ Forward Stock Split and going private, and we plan to avail ourselves of any opportunities we have as a private company. Although management does not presently have an interest in any transaction nor is management currently in negotiations with respect to any transaction, there is always a possibility that we may enter into an arrangement in the future and our remaining stockholders may receive payment for their shares in any transaction in excess of $8.95 per share.
      In addition, the Reverse/ Forward Stock Split may also enable us to make an election to become taxed under Subchapter S of the Code by reducing the number of our stockholders below the statutory threshold of 75. A Subchapter S election would eliminate the double taxation of profits by allowing our profits (or losses) to pass through us to our individual stockholders, and accordingly to be taxed only once. We have preliminarily evaluated the suitability of this tax structure, but have not yet determined (i) whether we would qualify for a Subchapter S election or (ii) whether it would be in the best interests of our stockholders to make such an election.
      Other than as described in this Information Statement, neither we nor our management has any current plans or proposals to (i) effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; (ii) to sell or transfer any material amount of our assets; (iii) to change our Board or management; (iv) to change materially our indebtedness or capitalization; or (v) otherwise to effect any material change in our corporate structure or business.
RECOMMENDATION OF THE BOARD;
FAIRNESS OF THE REVERSE/ FORWARD STOCK SPLIT
      The Board believes that the Reverse/ Forward Stock Split is fair to our unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse/ Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/ Forward Stock Split. The discussion below summarizes the material factors, both positive and negative, considered by the Board in reaching their fairness determination, in addition to the detailed discussion in this Information Statement under the captions “Special Factors — Reasons for and Purposes of the Reverse/ Forward Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse/ Forward Stock Split” and “Special Factors — Effects of the Reverse/ Forward Stock Split.” For the

reasons described above under the caption “Fairness of the Reverse/ Forward Stock Split to Stockholders — Procedural Fairness to All Stockholders,” the Board also believes that the process by which the transaction has been approved is fair to all unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse/ Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/ Forward Stock Split.
      In consideration of the factors discussed under the captions “Special Factors — Reasons for and Purposes of the Reverse/ Forward Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse/ Forward Stock Split,” “Special Factors — Effects of the Reverse/ Forward Stock Split” and “Recommendation of the Board; Fairness of the Reverse/ Forward Stock Split” in this Information Statement, the Board approved the Reverse/ Forward Stock Split by a unanimous vote of the Board, submitted the Reverse/ Forward Stock Split to a vote of the requisite number of stockholders holding sufficient shares to approve the transaction and recommended that such stockholders vote for approval and adoption of the Certificates of Amendment and the payment of cash of $8.95 per pre-split share to record holders who hold fewer than 3,000 shares as described above. Each member of the Board who owns, or controls directly or indirectly, shares of Common Stock has voted his shares, or caused all such controlled shares to be voted, in favor of the Reverse/ Forward Stock Split.
Fairness Determination by Brian P. Burns
      Brian P. Burns, who has been deemed a “filing person” for purposes of Schedule 13E-3, has adopted the analysis and conclusions of our Board regarding the material factors upon which it was determined that the Reverse/Forward Stock Split is procedurally and substantively fair to our unaffiliated stockholders, both to stockholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company and to stockholders who will retain an equity interest in the Company.
Reservation of Rights
      Although the Reverse/ Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/ Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/ Forward Stock Split is in the best interests of the Company. In particular, if on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/ Forward Stock Split exceeds $3,000,000, excluding transaction costs and fees, the Board reserves the right not to effect the Reverse/ Forward Stock Split.
      On March 31, 2005, the Company announced that the Board had approved a Reverse Split ratio of 1 for 4,000 and a Forward Split ratio of 4,000 for 1. The determination of the 1-for-4000 Reverse Split ratio was based, in part, on the Company’s determination of the amount that it was prepared to spend on cashing out fractional shares arising from the Reverse Split. The Company reserved the right not to proceed with the Reverse/ Forward Stock Split in the event that it determined that the amount of cash required to cash out fractional shares would exceed $3,000,000, or if the Company otherwise determined that abandoning the Reverse Stock Split would be in the best interests of the Company. Since the announcement, a number of stockholders have taken action to reduce their holdings to under 4,000 shares and, as of July 5, 2005, the amount required to cash out our fractional shares in a 1-for-4,000 reverse stock split had risen to approximately $4,500,000. For this reason, the Company has reluctantly changed the Reverse Split ratio to 1-for-3,000, with a concomitant change in the Forward Split ratio. The Company reserves the right to abandon the Reverse/ Forward Stock Split in the event that the Company determines that the amount of cash required to cash out fractional shares would exceed $3,000,000 or if the Company otherwise determines that abandoning the Reverse Stock Split would be in the best interests of the Company.
      If stockholders take actions to reduce their holdings to under 3,000 shares (as they did with the 4,000 share threshold), the Company may be forced to make further changes to the ratio or to abandon the Reverse/ Forward Stock Split entirely.

      The Board presently believes that the Reverse/ Forward Stock Split is in the best interests of the Company, our stockholders being cashed out pursuant to the Reverse/ Forward Stock Split and our stockholders who will retain an equity interest in the Company subsequent to the consummation of the Reverse/ Forward Stock Split, and thus recommended a vote for the proposed Certificates of Amendment. Nonetheless, the Board believes that it is prudent to recognize that, between the date of this Information Statement and the date that the Reverse/ Forward Stock Split will become effective, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/ Forward Stock Split at that time or on the terms currently proposed. Such factual circumstances could include a superior offer to our stockholders, a material change in our business or litigation affecting our ability to proceed with the Reverse/ Forward Stock Split. If the Board decides to withdraw or modify the Reverse/ Forward Stock Split, the Board will notify the stockholders of such decision promptly in accordance with applicable rules and regulations.
FINANCIAL STATEMENTS
      The following sets forth certain financial information, including (i) our unaudited and audited consolidated balance sheets as of March 31, 2005 and December 31, 2004, respectively, and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for the quarterly periods ended March 31, 2005 and 2004, required to be filed in our quarterly report on Form 10-QSB for the quarter ended March 31, 2005 (the “Q1 2005 10-QSB”) and (ii) our audited balance sheets as of December 31, 2004 and 2003 and the related audited consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004 required to be filed in our annual report on Form 10-KSB for the year ended December 31, 2004 (the “2004 10-KSB”). Stockholders should refer to the sections entitled “Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Exhibits and Reports on Form 8-K” set forth in our Q1 2005 10-QSB and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Financial Statements and Supplementary Data” and “Exhibits, Financial Statement Schedules and Reports on Form 8-K” set forth in our 2004 10-KSB.

Unaudited Financial Statements
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2005	2004

		(Audited)
	(In thousands)
ASSETS:
Cash and cash equivalents	$15,100	$15,138
Marketable securities available for sale, at market value	485	534
Mortgage loans receivable	1,583	2,199
Other receivables	60	44
Real estate rental property, net of accumulated depreciation	1,980	1,992
Real estate inventory held for current sale and land held for future development	9,829	9,752
Lease contract receivable	350	97
Other assets	294	291

Total Assets	$29,681	$30,047

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Payables and accrued liabilities	$490	$718
Deferred revenue	660	660
Deferred income taxes	939	997

Total liabilities	2,089	2,375

Contingencies	—	—
Stockholders’ equity:
Common stock — $.10 par value
Authorized — 10,000,000 shares
Issued and outstanding — 3,482,331 shares	348	348
Capital surplus	13,181	13,181
Retained earnings	14,122	14,172
Other accumulated other comprehensive loss	(59)	(29)

Total stockholders’ equity	27,592	27,672

Total Liabilities And Stockholders’ Equity	$29,681	$30,047

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,

	2005	2004

Revenues:
Real estate rental income	$558	$454
Real estate sales	—	303
Interest and dividends from marketable securities	93	27
Interest from mortgage loans	26	50

	677	834

Costs and Expenses:
Cost of real estate sold	—	83
Depreciation and amortization	20	24
General and administrative	743	521

	763	628

Income before income taxes	(86)	206
Provision (benefit) for income taxes	(36)	79

Net income (loss)	$(50)	$127

Net income (loss) per share:
Basic	$(.01)	$.04

Diluted	$(.01)	$.04

Weighted average shares used in computing basic net income (loss) per share	3,482	3,494

Weighted average shares and share equivalents used in computing diluted net income (loss) per share	3,552	3,591

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)
(In thousands)

	Three Months Ended
	March 31,

	2005	2004

Common Stock — Shares:
Balance at beginning of period	3,482	3,506
Tender or surrender of common stock for principal and interest payments on notes receivable from employees	—	(20)

Balance at end of period	3,482	3,486

Common Stock — Par Value:
Balance at beginning of period	$348	$351
Principal and interest payments on notes receivable from employees	—	(2)

Balance at end of period	$348	$349

Capital Surplus:
Balance at beginning of period	$13,181	$13,402
Principal and interest payments on notes receivable from employees — excess over par value	—	(179)

Balance at end of period	$13,181	$13,223

Retained Earnings:
Balance at beginning of period	$14,172	$13,953
Net income (loss)	(50)	127

Balance at end of period	$14,122	$14,080

Accumulated other comprehensive loss:
Balance at beginning of period	$(29)	$(10)
Unrealized losses from marketable equity securities, net of income taxes	(30)	(19)

Balance at end of period	$(59)	$(29)

Notes receivable from employees:
Balance at beginning of period	$—	$(180)
Interest on notes received from employees	—	(1)
Principal and interest payments	—	181

Balance at end of period	$—	$—

Accumulated comprehensive income:
Balance at beginning of period	$14,143	$13,943

Net income (loss)	(50)	127
Unrealized losses from marketable equity securities, net of income taxes	(30)	(19)

Comprehensive income (loss) for period	(80)	108

Balance at end of period	$14,063	$14,051

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended
	March 31,

	2005	2004

Cash flows from operating activities:
Net income (loss)	$(50)	$127
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Gains from sales of real estate	—	(220)
Provision (benefit) for deferred income taxes	(36)	79
Net cash proceeds from sales of real estate	—	247
Real estate development costs	(77)	(357)
Reimbursement of real estate development costs	—	35
Changes in certain assets and liabilities:
Decrease (increase) in other receivables	(16)	233
Decrease (increase) in lease contract receivable	(253)	7
Decrease in payables and accrued liabilities	(228)	(58)
Other, net	6	55

Total adjustments to net income	(604)	21

Net cash provided (used) by operating activities	(654)	148

Cash flows from investing activities:
Principal payments on mortgage loans receivable	619	107
Additions to mortgage loans receivable	(3)	—

Net cash provided by investing activities	616	107

Net increase (decrease) in cash and cash equivalents	(38)	255
Cash and cash equivalents at beginning of period	15,138	14,036

Cash and cash equivalents at end of period	$15,100	$14,291

Supplemental disclosure of non-cash investing activities:
Tender or surrender of the Company’s common stock for:
Principal and interest payments on notes receivable from employees	—	$181

Audited Financial Statements
CONSOLIDATED BALANCE SHEETS
At December 31, 2004 and 2003

	2004	2003

	(In thousands)
ASSETS:
Cash and cash equivalents	$15,138	$14,036
Marketable securities available for sale, at market value	534	651
Mortgage loans receivable	2,199	1,672
Other receivables	44	260
Real estate rental property, net of accumulated depreciation	1,992	2,012
Real estate inventory held for current sale and land held for future development	9,752	9,583
Lease contract receivable	97	193
Other assets	291	381

Total Assets	$30,047	$28,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Payables and accrued liabilities	$718	$479
Deferred revenue	660	—
Deferred income taxes	997	793

Total liabilities	2,375	1,272

Contingencies	—	—
Stockholders’ Equity:
Common Stock — $.10 par value
Authorized — 10,000,000 shares		—
Issued — 3,482,331 and 3,506,128 shares outstanding	348	351
Capital surplus	13,181	13,402
Retained earnings	14,172	13,953
Other accumulated comprehensive loss	(29)	(10)
Notes receivable from employees	—	(180)

Total Stockholders’ Equity	27,672	27,516

Total Liabilities And Stockholders’ Equity	$30,047	$28,788

CONSOLIDATED STATEMENTS OF INCOME
For the years ended December 31, 2004, 2003 and 2002

	2004	2003	2002

	(In thousands, except
	per share amounts)
Revenues:
Real estate sales	$1,967	$680	$1,399
Real estate rental	1,884	1,815	1,815
Interest and dividends from marketable securities	147	109	252
Interest from mortgage loans	183	371	173
Other	7	29	41

	4,188	3,004	3,680
Costs and Expenses:
Cost of real estate sold	1,374	250	449
Real estate operations	26	70	15
Depreciation and amortization	96	96	96
General and administrative	2,307	2,222	2,204

	3,803	2,638	2,764
Income before gains from sales of securities and income taxes	385	366	916
Gains (losses) from sales of securities	(10)	96	569

Income before provision for income taxes	375	462	1,485
Provision for income taxes	156	191	579

Net income	$219	$271	$906

Net income per share:
Basic	$.06	$.08	$.25

Diluted	$.06	$.07	$.24

Weighted average shares used in computing basic net income per share	3,489	3,506	3,559

Weighted average shares and share equivalents used in computing diluted net income per share	3,553	3,677	3,771

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2004, 2003 and 2002

	2004	2003	2002

	(In thousands)
Common Stock — Shares:
Balance at beginning of period	3,506	3,528	3,625
Purchases of common stock	(9)	(192)	(97)
Exercises of stock options	5	176	—
Tender or surrender of common stock for principal and interest payments on notes receivable from employees	(20)	(6)	—

Balance at end of period	3,482	3,506	3,528

Common Stock — Par Value
Beginning of period	$351	$353	$362
Purchases of common stock	(2)	(19)	(9)
Exercises of stock options	1	18	—
Principal and interest payments on notes receivable from employees	(2)	(1)	—

Balance at end of period	$348	$351	$353

Capital Surplus:
Balance at beginning of period	$13,402	$14,180	$15,010
Purchases of common stock — excess over par value	(100)	(1,632)	(827)
Exercises of stock options — excess over par value	38	488	—
Benefit for income taxes from exercises of stock options	20	424	—
Principal and interest payments on notes receivable from employees	(179)	(58)	—
Other	—	—	(3)

Balance at end of period	$13,181	$13,402	$14,180

Retained Earnings:
Balance at beginning of period	$13,953	$13,682	$12,776
Net income	219	271	906

Balance at end of period	$14,172	$13,953	$13,682

Accumulated other comprehensive income (loss):
Balance at beginning of period	$(10)	$16	$445
Unrealized gains (losses) from marketable equity securities, net of income taxes	(26)	33	(89)
Less: reclassification adjustment for (gains) losses from sales of securities included in net income	7	(59)	(340)

Balance at end of period	$(29)	$(10)	$16

Notes receivable from employees:
Balance at beginning of period	$(180)	$(910)	$(910)
Interest on notes	(1)	(21)	(44)
Principal and interest payments	181	751	44

Balance at end of period	$—	$(180)	$(910)

Accumulated comprehensive income:
Balance at beginning of period	$13,943	$13,698	$13,221

Net income	219	271	906
Unrealized gains (losses) from marketable equity securities, net of income taxes	(26)	33	(89)
Less: reclassification adjustment for (gains) losses from sales of securities, net of income taxes	7	(59)	(340)

Comprehensive income for period	200	245	477

Balance at end of period	$14,143	$13,943	$13,698

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2004, 2003 and 2002

	2004	2003	2002

	(In thousands)
Cash flows from operating activities:
Net income	$219	$271	$906
Adjustments to reconcile net income to net cash provided (used) by operating activities:
(Gains) losses from sales of securities	10	(96)	(569)
Gains from sales of real estate	(593)	(430)	(950)
Tax benefit from exercise of stock options	20	424	—
Provision for (benefit from) deferred income taxes	130	(180)	561
Net cash proceeds from sales of real estate	745	559	1,140
Real estate development costs	(1,541)	(1,967)	(1,280)
Reimbursement of real estate development costs	849	106	1,615
Changes in certain assets and liabilities:
Decrease (increase) in receivables	216	(20)	(47)
Decrease in lease contract receivable	96	161	138
Increase (decrease) in payables and accrued liabilities	239	(65)	(119)
Other net	226	59	(74)

Adjustments to net income	397	(1,449)	415

Net cash provided (used) by operating activities	616	(1,178)	1,321

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	76	4,382	1,358
Purchases of marketable securities	—	(1,623)	(2,988)
Principal payments on marketable debt securities	—	—	883
Sale of mortgage loan	—	—	150
Principal payments on mortgage loans receivable	481	1,998	321
Additions to mortgage loans receivable	(8)	(304)	(3,837)
Principal and interest payments on notes receivable from employees	—	692	—

Net cash provided (used) by investing activities	549	5,145	(4,113)

Cash flows from financing activities:
Purchases of the Company’s common stock	(63)	(1,145)	(836)
Reduction in subordinated debentures	—	—	(48)

Net cash used by financing activities	(63)	(1,145)	(884)

Net increase (decrease) in cash and cash equivalents	1,102	2,822	(3,676)
Cash and cash equivalents at beginning of period	14,036	11,214	14,890

Cash and cash equivalents at end of period	$15,138	$14,036	$11,214

Supplemental disclosures of cash flow information:
Income taxes:
Cash paid during the year	$7	$1	$89
Cash received during the year from refunds	(92)	(53)	(30)

	$(85)	$(52)	$59

Supplemental disclosure of noncash investing and financing activities:
Tender or surrender of the Company’s common stock for:
Stock option exercise costs	$39	$506	$—
Principal and interest payments on notes receivable from employees	181	59	—
Non-cash investing activity:
Promissory note received as a portion of proceeds due from the sale of real estate:
Face value of note	$1,000	$—	$—
Deferred revenue	(825)	—	—

Other Financial Information
      The following pro forma financial information presents the effect on our historical financial position of the Reverse/Forward Stock Split and the cash payments of (i) $2,725,000 to stockholders who hold fewer than 3,000 shares attributable to the Reverse/Forward Stock Split and (ii) $600,000 in fees and expenses incurred in connection with the Reverse/Forward Stock Split. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 reflects the transaction as if it occurred on that balance sheet date. Our book value per share is also as of March 31, 2005, the most recent balance sheet date presented. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2005 and year ended December 31, 2004 reflect the Reverse/Forward Stock Split as if it occurred at the beginning of each period. The following does not set forth the ratio of our earnings to fixed charges, because we have no outstanding debt and this ratio is inapplicable in our case.
      The unaudited condensed pro forma consolidated balance sheet is not necessarily indicative of what our financial position would have been if the Reverse/Forward Stock Split had been effected on the date indicated, or will be in the future. The information shown on the unaudited condensed pro forma consolidated statements of operations is not necessarily indicative of what our results of operations would have been if the Reverse/Forward Stock Split had been effected during the periods indicated, or will be in the future.
Pro Forma Condensed Consolidated Financial Statements (Unaudited)

				Pro-Forma
	March 31,	Pro-Forma		March 31,
	2005	Adj.		2005

	(In thousands)
Balance Sheet
Assets
Cash, cash equivalents and marketable securities	$15,585	$(3,325	)(1)	$12,260
Mortgage loans and other receivables	1,643			1,643
Real estate rental property and inventory held for sale	11,809			11,809
Other assets	644			644

Total Assets	$29,681	$(3,325)		$26,356

Liabilities and Stockholders’ Equity
Payables, accrued liabilities and deferred revenue	$1,150	$		$1,150
Deferred income taxes	939			939
Contingencies	—			—
Stockholders’ equity	27,592	(3,325)		24,267

Total Liabilities and Stockholders’ Equity	$29,681	$(3,325)		$26,356

(1)	Effect of Reverse/Forward Stock Split and payments for (i) fractional shares ($2,725,000) and (ii) transaction costs ($600,000).

				Pro-Forma
	Three Months			Three Months
	Ended	Pro-Forma		Ended
	March 31, 2005	Adjustments		March 31, 2005

	(In thousands, except per share amounts)
Statement of Operations
Revenues	$677	$(17	)(1)	$660
Costs and Expenses:
General and Administrative	743		(2)	743
Other	20			20

	763			763
Loss before Benefit for Income Taxes	(86)	(17)		(103)
Benefit for Income Taxes	(36)	(7	)(3)	(43)

Net Loss	$(50)	$(10)		$(60)

Diluted Net Loss Per Share	$(.01)			$(.02)

Weighted Average Shares Outstanding	3,482			3,177

Book Value Per Share Information
Book value per share as of March 31, 2005	$7.81

Cash consideration per share to be paid for fractional shares upon approval of the Reverse/Forward Stock Split	$8.95

(1)	Reduction in interest income resulting from use of $3,325,000 of cash and cash equivalents for fractional shares and transaction costs payments.

(2)	Excludes (i) $382,000 of funds required for this transaction, in addition to $218,000 of such funds recorded in the three months ended March 31, 2005 and (ii) estimated future savings of $393,000 annually.

(3)	The tax effect of a reduction in interest income resulting from the use of cash and cash equivalents to pay for the Reverse/Forward Stock Split at the fiscal 2004 effective tax rate of 38.8%.

Pro Forma Condensed Consolidated Year-end Statement of Operations (Unaudited)

	Year Ended			Pro-Forma
	December 31,	Pro-Forma		Year Ended
	2004	Adjustments		December 31, 2004

	(In thousands, except per share amounts)
Statement of Operations
Revenues	$4,188	(33	)(1)	4,155
Costs and Expenses:
General and Administrative	2,307		(2)	2,307
Other	1,506			1,506

	3,813			3,813
Income before Provision for Income Taxes	375	(33)		342
Provision for Income Taxes	156	(13	)(3)	143

Net Income	$219	(20)		199

Diluted Net Income Per Share	$.06			$.06

Weighted Average Shares Outstanding	3,553			3,248

Book Value Per Share Information
Book value per share as of December 31, 2004	$7.82

Cash consideration per share to be paid for fractional shares upon approval of the Reverse/ Forward Stock Split	$8.95

(1)	Reduction in interest income resulting from use of $3,325,000 of cash and cash equivalents for fractional shares and transaction costs payments.

(2)	Excludes (i) $420,000 of funds required for this transaction, in addition to $180,000 of such funds recorded in the year ended December 31, 2004 and (ii) estimated future savings of $393,000 annually.

(3)	The tax effect of a reduction in interest income resulting from the use of cash and cash equivalents to pay for the Reverse/ Forward Stock Split at the fiscal 2004 effective tax rate of 38.8%.
Price Range of Common Stock; Dividends; Trading Volume
      Our Common Stock trades on the Nasdaq National Market System tier of The Nasdaq Stock Market under the symbol “BFEN.” The following is a schedule of the reported high and low closing bid quotations per share for our Common Stock during 2003, 2004 and the period from January 1, 2005 through July 15, 2005, all of which quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions:
Bid Quotations (to the nearest cent)

2005	High	Low

3rd Quarter (through July 15, 2005)	$8.31	$8.19
2nd Quarter	$8.92	$8.16
1st Quarter	$8.60	$7.50

2004	High	Low

1st Quarter	8.95	7.81
2nd Quarter	8.81	7.75
3rd Quarter	8.03	7.00
4th Quarter	8.00	7.02

2003	High	Low

1st Quarter	8.75	8.18
2nd Quarter	9.00	8.01
3rd Quarter	9.20	8.00
4th Quarter	9.01	7.75
      The source of the foregoing quotations was the National Quotation Bureau, Inc.
      On March 30, 2005, the last trading day prior to the announcement of the Reverse/ Forward Stock Split, our Common Stock’s closing price per share was $7.595. On [                    ], 2005, the last trading day prior to the date of this Information Statement, our Common Stock’s closing price was $[          ]. Stockholders should obtain current market price quotations for our Common Stock in connection with voting their shares. We have not paid or declared any dividends on our Common Stock since our incorporation in 1987. Any future declaration and payment of cash dividends will be subject to the discretion of the Board, and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes to tax legislation, and other factors deemed relevant by our Board. We do not intend to pay cash dividends on our Common Stock in the immediate future.
      Since January 1, 2003 through July 15, 2005, we repurchased our Common Stock through open market purchases. The following table provides certain information concerning those repurchases.

	Number of Shares
Year	Repurchased	Price Range	Average Price

2005 (through July 15, 2005)	0	—	—
2004	8,800	$7.12	$7.12
2003	88,693	$8.05-$8.37	$8.08
      During the 12 months prior to the public announcement of the Reverse/ Forward Stock Split, our stock traded infrequently, with reported trades occurring on only 64 days, and with an average daily trading volume of 458 shares for such 12-month period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information, as of July 15, 2005, concerning beneficial ownership of Common Stock, our only class of equity securities currently outstanding, by (i) the only persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock, (ii) all directors, (iii) all named executive officers and (iv) all directors and named executive officers as a group.

	Shares of
	Common Stock		Percent of
Name of Beneficial Owner	Beneficially Owned(1)		Common Stock

Brian P. Burns	1,827,550	(2)	49.6%
125 Worth Avenue — Suite 219 Palm Beach, FL 33480
Frederick P. Furth	690,000	(3)	19.5%
10300 Chalk Hill Road Healdsburg, CA 95448
Jeffrey T. and Karen T. Nebel	200,000		5.7%
2055 94th Ave., N.E. Bellevue, WA 98004
J. Stephen Schaub	184,595	(4)	5.2%
9 S. Washington Street — Suite 500 Spokane, WA 99201
Daniel S. Mason	21,500	(5)	*
Ralph T. McElvenny, Jr.	20,358	(6)	*
Thomas C. Quick	5,000	(7)	*
Paul Woodberry	130,287	(8)	3.6%
Stuart B. Aronoff	163,588	(9)	4.6%
Brian P. Burns, Jr.	71,875	(10)	2.0%
S. Douglas Post	78,142	(11)	2.2%
All directors and all named executive officers as a group (8 persons)(2)(5)(6)(7)(8)(9)(10)(11)	2,318,300		58.9%

*	Less than 1%

(1)	Named persons have sole voting and investment power, except as otherwise indicated.

(2)	Includes 143,000 shares subject to presently exercisable options. Also includes 678,200 shares owned by Frederick P. Furth, as to which Mr. Burns holds an irrevocable proxy until May 31, 2009, and as to which Mr. Burns disclaims beneficial ownership. Excludes all shares now or hereafter owned by Paul Woodberry, Stuart Aronoff, and Douglas Post and certain others as to which shares Mr. Burns has rights of first refusal with respect to future sales. An aggregate amount of at least 221,766 of the outstanding shares of Common Stock currently are subject to these rights.

(3)	Includes 11,800 shares owned by the Furth Foundation, a charitable foundation of which Mr. Furth is Chairman of the Board of Directors, as to which shares Mr. Furth has shared voting and dispositive powers. Mr. Furth has granted Mr. Burns an irrevocable proxy to vote all of his shares (excluding shares held by the Furth Foundation) during the period ending May 31, 2009.

(4)	Includes (i) 181,004 shares as to which Mr. Schaub has sole voting and dispositive power and (ii) 3,591 shares as to which he has shared dispositive power, no voting power, and as to which Mr. Schaub disclaims beneficial ownership.

(5)	Includes (i) 2,000 shares as to which Mr. Mason has shared voting and dispositive powers with his wife and (ii) 19,500 shares subject to presently exercisable options.

(6)	Includes 16,500 shares subject to presently exercisable options.

(7)	Shares subject to presently exercisable options.

(8)	Consists of (i) 130,287 shares owned by a trust of which Mr. Woodberry and his wife are co-trustees, in which capacities Mr. and Mrs. Woodberry share voting and investment power with respect to all such shares and (ii) 51,500 shares subject to presently exercisable options.

(9)	Includes (i) 46,500 shares subject to presently exercisable options and (ii) 700 shares owned by Mr. Aronoff’s wife as to which he disclaims beneficial ownership.

(10)	Includes 70,000 shares subject to presently exercisable options.

(11)	Includes 46,500 shares subject to presently exercisable options.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
      Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Certificate of Incorporation provides that we will indemnify and hold harmless our directors, officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law.
      In addition, our Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal or state securities or environmental laws.
      We have entered into indemnification agreements with each of our directors and officers. Generally, the indemnification agreements attempt to provide protection to the fullest extent permitted by the Delaware General Corporation Law. Moreover, the indemnification agreements obligate us to advance to the indemnitee any and all reasonable expenses (including legal fees and expenses) incurred by the indemnitee in investigating or defending any action, suit or proceeding. However, the indemnitee must repay such advances upon a final judicial decision that such individual is not entitled to indemnification. We also maintain insurance that insures our directors and officers against certain losses and which insures us with respect to our obligation to indemnify our directors and officers.
      There is no pending litigation or proceeding involving a director, officer, employee or other agent of ours as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The following documents that we filed with the Commission, File No. 0-15932, are incorporated by reference in this Information Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995: (i) the Annual Report on Form 10-KSB and Form 10-KSB/A for the fiscal year ended December 31, 2004 and (ii) the Quarterly Report on Form 10Q-SB for the fiscal quarter ended March 31, 2005.
      All documents and reports that we filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement are not incorporated by reference into this Information Statement. New material information, if any, will be provided in an amended Information Statement.
      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.
AVAILABLE INFORMATION
      We are subject to the informational requirements of the Exchange Act and in accordance with the Exchange Act file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, these reports, proxy statements and other information are available from the EDGAR filings obtained through the Commission’s Internet Website (http://www.sec.gov).

By Order of the Board of Directors,

Brian P. Burns
Chairman of the Board of Directors and Chief Executive Officer
(Principal Executive Officer)
Dated: [                    ], 2005
San Francisco, California

ANNEX A-1
CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
BF ENTERPRISES, INC.
      BF Enterprises, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:
      FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”).
      SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and shall become effective at                     , eastern time, on                     , 2005.
      THIRD: Article 4 of the Restated Certificate of Incorporation is hereby amended by deleting Section A in its entirety and replacing it with the following:

A. Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is eleven million (11,000,000), of which ten million (10,000,000) shares shall be common stock (“Common Stock”), par value $.10 per share, and one million (1,000,000) shall be preferred stock (the “Preferred Stock”), par value $1.00 per share. Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to the Certificate of Incorporation adding this sentence, each three thousand (3,000) issued shares of Common Stock, par value $.10 per share, shall be combined and reclassified into one (1) fully-paid and nonassessable share of Common Stock, par value $.10 per share, of the Corporation; provided, however, that in lieu of any fractional interests in shares of Common Stock to which any stockholder who would be entitled only to receive such fractional interest would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), the Corporation shall pay in cash for such fractional interest $8.95 per share held by such stockholder immediately prior to the Effective Time such fractions of a share as of the Effective Time.
      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this  day of           , 2005.

By:

Name: Brian P. Burns, Jr.

Title:	President

A-1

Annex A-2
CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
BF ENTERPRISES, INC.
      BF Enterprises, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:
      FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”).
      SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and shall become effective at                     , eastern time, on                     , 2005.
      THIRD: Article 4 of the Restated Certificate of Incorporation is hereby amended by deleting Section A in its entirety and replacing it with the following:

A. Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is eleven million (11,000,000), of which ten million (10,000,000) shares shall be common stock (“Common Stock”), par value $.10 per share, and one million (1,000,000) shall be preferred stock (the “Preferred Stock”), par value $1.00 per share. Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to the Certificate of Incorporation adding this sentence, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (which shall include each fractional share in excess of one (1) share held by any stockholder), shall be subdivided and reclassified into three thousand fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such three thousand-to-one (3,000-to-1) ratio).
      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this  day of           , 2005.

By:

Name: Brian P. Burns, Jr.

Title:	President

A-2

Annex B
July 21, 2005
Board of Directors
BF Enterprises, Inc.
100 Bush Street, Suite 1250
San Francisco 94104
      Attention: Brian P. Burns, Chairman of the Board of Directors and Chief Executive Officer
Dear Sirs:
      We understand that BF Enterprises, Inc. (“BFEN”) is considering a 1-for-3,000 reverse stock split, followed by a 3,000-for-1 forward split (the “Transaction”). Holders of less than 3,000 shares will receive cash payments of $8.95 per share. After the Transaction, assuming that there will be fewer than 300 record holders, BFEN will no longer have securities registered under the Securities Exchange Act of 1934, as amended.
      You have provided us with an information statement with respect to the Transaction in substantially final form (the “Information Statement”).
      You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to the stockholders of BFEN who will not be continuing stockholders of BFEN.
      In the course of our analyses for rendering this opinion, we have:

1. reviewed the Information Statement;

2. reviewed BFEN’s Annual Reports to Stockholders and Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2003 and 2004, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

3. reviewed certain non-public operating and financial information, including projections, provided to us by management relating to BFEN’s business and prospects;

4. met with members of BFEN’s senior management to discuss its operations, historical financial statements and future prospects;

5. visited BFEN’s properties in Tempe, Arizona, and Pasco County, Florida;

6. reviewed the appraisal of the Tempe property by Kalinowski & Associates, Inc., dated February 17, 2005 and updated on July 13, 2005;

7. reviewed the historical market prices and trading volume of the common shares of BFEN; and

8. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.
      In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by BFEN. With respect to BFEN’s projected cash flows, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of BFEN. We have not assumed any responsibility for the information or projections provided to us and we have further relied upon the assurances of the management of BFEN that it is unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed any independent appraisal of the assets of BFEN. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.
      Based on the foregoing, it is our opinion that the Transaction is fair, from a financial point of view, to the stockholders of BFEN who will not be continuing stockholders of BFEN. We express no opinion as to the fairness of the Transaction to the continuing stockholders of BFEN.

B-1

      This opinion may be included in its entirety, and may be referred to, in any filing made by BFEN with the Securities and Exchange Commission with respect to the Transaction.

Very truly yours,

SUTTER SECURITIES INCORPORATED

By:	/s/ Gilbert E. Matthews

Senior Managing Director

B-2